EXECUTION VERSION MEMBERSHIP INTERESTS PURCHASE AGREEMENT by and among FLOTEK INDUSTRIES, INC., the Buyer, JP3 MEASUREMENT, LLC, the Company, THE MEMBERS OF JP3 MEASUREMENT, LLC, collectively, the Sellers, and JOHN A. CARDWELL, solely in his capacity as the Seller Representative May 18, 2020

ARTICLE 1 DEFINITIONS ........................................................................................................ 1 1.1 Definitions of Certain Terms ............................................................................................. 1 ARTICLE 2 THE PURCHASE .................................................................................................. 13 2.1 The Purchase .................................................................................................................... 13 2.2 Consideration ................................................................................................................... 13 2.3 Earnout. ............................................................................................................................ 13 2.4 Calculation of Cash Consideration .................................................................................. 14 2.5 Closing Payments. ........................................................................................................... 15 2.6 The Closing. ..................................................................................................................... 18 2.7 Board of Directors of Buyer ............................................................................................ 19 2.8 Purchase Price Allocation ................................................................................................ 20 2.9 Escrow ............................................................................................................................. 20 2.10 Witholding Rights ............................................................................................................ 22 ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF EACH SELLER .................... 22 3.1 Power and Authority ........................................................................................................ 22 3.2 Execution and Delivery ................................................................................................... 22 3.3 Enforceability ................................................................................................................... 22 3.4 Non-Contravention .......................................................................................................... 23 3.5 Litigation .......................................................................................................................... 23 3.6 Title to the Membership Interests .................................................................................... 23 3.7 Brokers ............................................................................................................................. 23 3.8 Investment Intent ............................................................................................................. 23 3.9 Investigation; No Additional Representations ................................................................. 24 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY ................. 24 4.1 Company Matters. ............................................................................................................ 25 4.2 Power and Authority ........................................................................................................ 25 4.3 Execution and Delivery ................................................................................................... 25 4.4 Enforceability ................................................................................................................... 25 4.5 Capitalization. .................................................................................................................. 25 4.6 Non-Contravention .......................................................................................................... 26 4.7 Financial Matters. ............................................................................................................ 26 4.8 Recent Events .................................................................................................................. 27 4.9 Property. ........................................................................................................................... 28 4.10 Intellectual Property. ........................................................................................................ 29

4.11 Contracts. ......................................................................................................................... 33 4.12 Customers and Suppliers. ................................................................................................ 35 4.13 Accounts Receivable ........................................................................................................ 36 4.14 Labor and Employment. .................................................................................................. 36 4.15 Employee Benefits. .......................................................................................................... 38 4.16 Legal Compliance. ........................................................................................................... 40 4.17 Litigation .......................................................................................................................... 40 4.18 Taxes ................................................................................................................................ 41 4.19 Environmental Matters. ................................................................................................... 43 4.20 Insurance .......................................................................................................................... 45 4.21 Related Party Transactions .............................................................................................. 45 4.22 Product Warranties and Recalls ....................................................................................... 46 4.23 Banks ............................................................................................................................... 46 4.24 Brokers ............................................................................................................................. 46 ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE BUYER ........................ 46 5.1 Legal Existence; Power and Authority; Execution and Delivery; Enforceability ........... 46 5.2 Non-Contravention .......................................................................................................... 46 5.3 Litigation .......................................................................................................................... 47 5.4 Capitalization ................................................................................................................... 47 5.5 Listing Exchange ............................................................................................................. 47 5.6 FTK Shares ...................................................................................................................... 48 5.7 Brokers ............................................................................................................................. 48 5.8 Investment Intent ............................................................................................................. 48 5.9 Financial Reports and Regulatory Filings ........................................................................ 48 5.10 Internal Controls. ............................................................................................................. 48 5.11 Resale Registration Statement ......................................................................................... 49 5.12 No Stockholder Approval ................................................................................................ 49 5.13 Investigation; No Additional Representations ................................................................. 49 ARTICLE 6 COVENANTS ....................................................................................................... 49 6.1 Confidentiality; Public Announcements. ......................................................................... 49 6.2 Non-Competition; Non-Solicit......................................................................................... 50 6.3 Release ............................................................................................................................. 51 6.4 Employee Matters. ........................................................................................................... 52 6.5 Tax Matters. ..................................................................................................................... 53

6.6 Lock-Up ........................................................................................................................... 57 6.7 Preservation of Records ................................................................................................... 58 6.8 Maintain Indemnification Obligations ............................................................................. 58 6.9 PPP Indebtedness ............................................................................................................. 58 6.10 Payoff of Seller Indebtedness .......................................................................................... 59 6.11 Further Assurances .......................................................................................................... 59 ARTICLE 7 INDEMNIFICATION ........................................................................................... 59 7.1 Indemnification by the Sellers. ........................................................................................ 59 7.2 Indemnification by the Buyer .......................................................................................... 60 7.3 Survival. ........................................................................................................................... 61 7.4 Materiality ........................................................................................................................ 61 7.5 Limitations on Indemnification........................................................................................ 61 7.6 Procedure for Third-Party Claims. ................................................................................... 63 7.7 Procedures for Assertion and Payment of Claims. .......................................................... 64 7.8 Right of Contribution; Treatment of Indemnification ...................................................... 65 7.9 Effect of Investigation ..................................................................................................... 65 7.10 Exclusive Remedies ......................................................................................................... 65 ARTICLE 8 MISCELLANEOUS .............................................................................................. 65 8.1 Entire Agreement ............................................................................................................. 65 8.2 Amendments and Waivers ............................................................................................... 65 8.3 Succession and Assignment ............................................................................................. 65 8.4 No Third-Party Beneficiaries ........................................................................................... 66 8.5 Seller Representative. ...................................................................................................... 66 8.6 Governing Law; Remedies .............................................................................................. 68 8.7 Waiver of Jury Trial ...................................................................................................... 68 8.8 Expenses .......................................................................................................................... 68 8.9 Notices ............................................................................................................................. 68 8.10 Severability ...................................................................................................................... 69 8.11 Days ................................................................................................................................. 70 8.12 Construction ..................................................................................................................... 70 8.13 Drafting Conventions; Seller Groups ............................................................................... 70 8.14 Counterparts ..................................................................................................................... 70 8.15 Role of Dwyer Murphy Calvert LLP; Waiver of Conflicts and Privilege. ...................... 70

Exhibits A Form of Employment Agreement B Form of Assignment of Membership Interests C Allocation Principles D Form of Escrow Agreement E Form of Registration Rights Agreement Schedules II Net Working Capital 2.2(b) FTK Share Delivery Instructions 2.6(b)(iii) Consents and Approvals required for Closing 3.6 Title to Membership Interests 3.7 Brokers 4.5 Capitalization 4.6 Non-Contravention 4.8 Recent Events 4.9 Property 4.10 Intellectual Property 4.11 Contracts 4.12 Customers and Suppliers 4.14 Labor and Employment 4.15 Employee Benefits 4.16 Legal Compliance 4.17 Litigation 4.18 Taxes 4.20 Insurance 4.21 Related Party Transactions 4.24 Brokers 7.1(b)(iv) Indemnity Matters 8.13 Affiliated Groups

MEMBERSHIP INTERESTS PURCHASE AGREEMENT This MEMBERSHIP INTERESTS PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of May 18, 2020, by and among Flotek Industries, Inc., a Delaware corporation (the “Buyer”), JP3 Measurement, LLC, a Texas limited liability company (the “Company”), the undersigned Persons identified as “Sellers” on the signature pages hereto (the “Sellers”), and John A. Cardwell, solely in his capacity as the Seller Representative. The Buyer, the Company, the Sellers, and the Seller Representative are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.” Capitalized terms used herein are defined in ARTICLE 1. RECITALS WHEREAS, the Company is engaged in the business of developing and selling oil and gas analyzers and measurement tools and related software and providing data analytics and data services in the oil and gas industry (the “Business”). WHEREAS, the Sellers are the record and beneficial owners of all of the issued and outstanding membership interests of the Company (the “Membership Interests”). WHEREAS, the Buyer desires to purchase from the Sellers, and the Sellers desire to sell to the Buyer, all of the Membership Interests, pursuant to the terms and subject to the conditions set forth in this Agreement. WHEREAS, the Parties desire to make certain representations, warranties, covenants, and agreements to one another in connection with the transactions contemplated by this Agreement and to prescribe certain conditions to the respective obligations of the Parties to consummate the transactions contemplated by this Agreement. AGREEMENT NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, and agreements hereinafter set forth, and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows: ARTICLE 1 DEFINITIONS 1.1 Definitions of Certain Terms. As used herein, the following terms have the following respective meanings: “10-Day VWAP” means the volume-weighted average price of the shares of the Buyer Common Stock traded on the NYSE, or any other national securities exchange on which the shares of Buyer Common Stock are then traded, for the ten (10) trading days ending on the first trading day immediately preceding the date of determination of the 10-Day VWAP. “Accrued PTO” is defined in Section 6.4(d). “Adjustment Payment by the Buyer” is defined in Section 2.5(c)(iv)(A). “Adjustment Payment to the Buyer” is defined in Section 2.5(c)(iv)(B). 1

“Affiliate” means, with respect to any specified Person, any other Person controlling, controlled by, or under common control with the specified Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of the other Person whether through the ownership of voting securities, by contract, or otherwise. “Agreement” is defined in the Preamble. “Allocation” is defined in Section 2.8. “Ancillary Documents” means the Employment Agreements, the Escrow Agreement, the Registration Rights Agreement, the documents tendered pursuant to a Membership Interests Surrender and each other certificate, agreement, or instrument to be executed and delivered by a Party at the Closing pursuant to Section 2.6(b) or Section 2.6(c). “Basket” is defined in Section 7.5(b). “Business” is defined in the Recitals. “Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of Texas are required or authorized to close. “Buyer” is defined in the Preamble. “Buyer Benefit Plans” is defined in Section 6.4(b). “Buyer Common Stock” means Buyer’s common stock, par value $0.0001 per share. “Buyer Indemnified Parties” is defined in Section 7.1. “Buyer SEC Filings” is defined in Section 5.9. “Buyer Statement” is defined in Section 2.5(c)(i). “Cash Consideration” is defined in Section 2.2. “Claim” means any claim, demand, charge, complaint, or cause of action of any kind or character under any theory (including contract, tort, statutory liability, strict liability, employer liability, premises liability, products liability, breach of warranty, or malpractice), whether civil, criminal, investigative, or administrative, whether made by a Governmental Authority or any other Person, whether or not asserted in any Proceeding. “Claim Certificate” is defined in Section 7.7(a). “Claim Deadline” is defined in Section 7.5(a). “Closing” is defined in Section 2.6(a). “Closing Date” is defined in Section 2.6(a). “Closing Statement” is defined in Section 2.5(a). “Code” means the Internal Revenue Code of 1986, as amended. 2

“Company” is defined in the Preamble. “Company Benefit Plans” is defined in Section 4.15(a). “Company Continuing Employee” is defined in Section 6.4(a). “Company Contract” means any Contract to which the Company is a party or by which the Company is bound or to which any assets or properties of the Company are subject. “Company Data” is defined in Section 4.10(i). “Company Intellectual Property” means the Company Owned Intellectual Property and the Company Licensed Intellectual Property, collectively. “Company Licensed Intellectual Property” means all Intellectual Property that is licensed to or purported to be licensed to the Company by any third party or which the Company otherwise has the right to use, including pursuant to the Inbound Licenses. “Company Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company, in whole or in part. “Company Systems” is defined in Section 4.10(l). “Computer Software” is defined in Section 4.10(h). “Confidential Information” is defined in Section 6.1(a). “Contract” means any contract, agreement, arrangement, understanding, or commitment (whether written or oral) that is legally binding on one or more parties thereto. “Current Financial Statements” is defined in Section 4.7(a). “Current Permits” is defined in Section 4.16(a). “Current Representation” is defined in Section 8.15(a). “Designated Person” is defined in Section 8.15(a). “Determination Date” is defined in Section 7.7(d). “Disclosure Schedules” is defined in ARTICLE 4. “Earnout Event” is defined in Section 2.3(a). “Earnout Payment” is defined in Section 2.3(a). “Employee Benefit Plan” means any compensation or benefit plan, program, agreement, or arrangement currently or previously maintained, sponsored, or contributed to by the Company (or any ERISA Affiliate) for the benefit of any current or former employee, officer, manager, retiree, independent contractor, or consultant of or other service provider to the Company (or any dependent or beneficiary thereof), including any (a) “employee welfare benefit plan” (within the meaning of Section 3(1) of ERISA), “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) or “employee 3 benefit plan” (within the meaning of Section 3(3) of ERISA), in each case whether or not reduced to writing, whether or not funded or unfunded, whether or not tax-qualified, and whether or not subject to ERISA, (b) other pension, deferred compensation, retirement, supplemental retirement, post-retirement, savings or similar plans, programs, agreements, or arrangements, (c) other health, medical, surgical, hospitalization, dental, vision, life, accident, death, disability, welfare, unemployment or similar plans, programs, agreements, or arrangements, (d) bonus, incentive compensation, profit-sharing, performance award, compensatory equity, equity-linked, employment, consulting, retention, severance, change in control, or similar plans, programs, agreements, or arrangements, (e) vacation, sick leave, or other paid time-off plans or policies, (f) other plans, programs, agreements, or arrangements providing cafeteria, flexible benefit, perquisite, or other fringe benefits, or (g) any other similar agreement, plan, policy, program, or arrangement. “Employee Inducement Grant Plan” is defined in Section 6.4(f). “Employee Inducement Grants” is defined in Section 6.4(f). “Employment Agreement” means an Employment Agreement, in the form attached hereto as Exhibit A, duly executed and entered into by the Buyer or an Affiliate of the Buyer and each Key Employee on the date hereof. “Encumbrance” means any agreement, instrument, condition, or other thing of any kind or nature that adversely affects the title to or the right to exclusive ownership, possession, and use of an asset (whether currently existing or contingent on the occurrence of one or more conditions), including any (a) pledge, hypothecation, lien, security interest, charge, or claim, (b) security agreement, mortgage, or deed of trust, (c) third party equitable interest or right of use or possession, including any lease, tenancy, easement, or license, (d) encroachment, infringement, or interference, (e) restrictive covenant, including any restriction on (i) the transfer of an asset, (ii) the receipt of any income derived from an asset, (iii) the use of an asset, or (iv) the possession, exercise, or transfer of any other attribute of ownership of an asset, (f) proxy or delegation of or restriction on voting rights, (g) option, right of first refusal, preemptive right or similar right, (h) defect, impediment, exception, reservation, limitation, impairment or imperfection of title, or (i) agreement to cause, permit, or suffer any of the foregoing in the future. “Enforceability Limitations” is defined in Section 3.3. “Environment” is defined in Section 4.19(a)(i). “Environmental Law” is defined in Section 4.19(a)(ii). “Environmental Liabilities” is defined in Section 4.19(a)(iii). “Environmental Permit” is defined in Section 4.19(a)(iv). “Equity Interest” means (a) any capital stock, limited liability company interest, partnership interest, or other equity interest in any corporation, partnership, limited liability company, joint venture, or other legal entity, (b) any security or evidence of indebtedness convertible into or exchangeable for any capital stock, limited liability company interest, partnership interest, or other equity interest in any corporation, partnership, limited liability company, joint venture, or other legal entity, or (c) any right, warrant, or option to acquire any of the foregoing. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations promulgated thereunder. 4

“ERISA Affiliate” means any Person (whether or not incorporated) that, together with the Company, is (or at any relevant time was) required to be treated as a single employer under Section 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA. “Escrow Account” is defined in Section 2.9(a). “Escrow Agent” means PNC Bank, National Association. “Escrow Agreement” means the Escrow Agreement, in the form attached hereto as Exhibit D, to be entered into on or prior to the Closing Date pursuant to this Agreement by Buyer, the Seller Representative, and the Escrow Agent. “Escrowed Shares” means 6,000,000 shares of the FTK Shares. “Exchange Act” is defined in Section 2.7. “Final Allocation” is defined in Section 2.8. “Financial Statements” is defined in Section 4.7(a). “First Earnout Payment” is defined in Section 2.3(a). “FTK Shares” is defined in Section 2.2. “Fundamental Representation” is defined in Section 7.5(b). “GAAP” means United States generally accepted accounting principles. “Governing Documents” means (a) the certificate of formation, certificate of incorporation or articles of incorporation (or equivalent instrument) and bylaws of a corporation, (b) the certificate of formation and operating agreement (or equivalent instrument) of a limited liability company, (c) the certificate of limited partnership and limited partnership agreement of a limited partnership and (d) such other legal document(s) by which any other legal entity establishes its legal existence or that govern its internal affairs. “Governmental Authority” means (a) the government of any sovereign state, nation, or country, or of any political subdivision thereof (including any state, commonwealth, province, territory, county, parish, or city), and any department, agency, bureau, commission, division, office, service, regulatory body, or other instrumentality of such government, (b) any self-regulated organization or other non- governmental regulatory authority or quasi-governmental authority to the extent that the rules, regulations or orders of such organization or authority have the force of law, or (c) any court or other tribunal having competent jurisdiction. “Gulf Coast Indebtedness” means that certain indebtedness in the outstanding amount of $456,145.61 in favor of Gulf Coast Bank pursuant to that certain Receivables Purchase Agreement between the Company and Gulf Coast Bank And Trust Company dated January 2, 2019. “Hazardous Materials” is defined in Section 4.19(a)(v). “HIPAA” is defined in Section 4.10(m). “Inbound Licenses” is defined in Section 4.10(b). 5

“Indebtedness” means, without duplication, each of the following Liabilities (whether fixed, contingent, or otherwise): (a) Liabilities of the Company for the outstanding principal amount of, accrued and unpaid interest on and other payment obligations (including prepayment premiums or similar breakage costs) in respect of indebtedness for borrowed money or any other indebtedness evidenced by any note, bond, debenture or other debt security, including, for the avoidance of doubt, the Seller Indebtedness; (b) Liabilities of the Company in connection with any conditional sale, title retention or other agreements or arrangements creating an obligation to pay the deferred purchase price of property, goods or services (including any Liabilities for an earnout or similar payment owed in connection with any business acquisition); (c) Liabilities of the Company under or in respect of any lease that has been or should be accounted for as a capital lease in accordance with GAAP; (d) Liabilities of the Company for interest rate and currency obligation swaps, hedges or similar arrangements (including any breakage costs); (e) any commitment by which the Company assures a creditor against loss (including contingent reimbursement liabilities with respect to letters of credit); (f) the factoring or discounting of accounts receivable; (g) Liabilities of the Company to guarantee the Liabilities of any other Person; and (h) Liabilities of any Person (whether or not the Company) secured by an Encumbrance on any of the assets or properties of the Company. “Indemnified Party” is defined in Section 7.5(a). “Indemnifying Party” is defined in Section 7.5(a). “Indemnified Taxes” means, without duplication, (i) all Taxes of the Sellers (or any direct or indirect equity holder of any of the Sellers) for any taxable period (or portion thereof), (ii) all Taxes of the Company for any Pre-Closing Tax Period, including any additional Taxes arising as a result of the transactions or elections contemplated under this Agreement, (iii) any and all liability (as a result of Treasury Regulations Section 1.1502-6 or any similar provision of other applicable Law) for Taxes of any of the Sellers or any other Person (other than the Company) which is or has ever been affiliated with the Company or with whom the Company otherwise joins or has ever joined (or is or has ever been required to join) in filing any consolidated, combined, unitary, or aggregate Tax Return prior to the Closing Date, (iv) all Taxes of any Person imposed on the Company or any Affiliate of the Company as a transferee or successor, by contract or pursuant to any Law, which Taxes relate to an event or transaction occurring before the Closing, (v) the employer’s share of any payroll, employment, or similar Taxes required to be made with respect to any payments made in connection with the transactions contemplated by this Agreement, including the Transaction Payments, (vii) any breach by any Seller of the covenants contained in Section 6.5, and (viii) any Transfer Taxes for which the Sellers are responsible under Section 6.5(e); provided, however, that the term “Indemnified Taxes” shall not include any Taxes (x) resulting from or attributable to transactions occurring on the Closing Date after the Closing that are outside the ordinary course of business, are not contemplated by this Agreement, and are the result of an action taken by the Buyer or any Affiliate of the Buyer, or (y) to the extent such Taxes were reflected in the computation of the final amount of the Cash Consideration pursuant to Section 2.5(c)(iii). “Indemnity Payment Obligation” is defined in Section 7.7(d). “Independent Accounting Firm” is defined in Section 2.5(c)(iii)(C). “Intellectual Property” means intellectual property, industrial property or proprietary rights of any description, however arising, pursuant to the laws of any jurisdiction throughout the world, whether registered or unregistered. “Intellectual Property” includes (a) patents (including all provisionals, divisionals, continuations and continuations-in-part, reissues, extensions, renewals, revivals, re- examinations and substitutions), patent applications, other patent rights and any other indicia of invention ownership issued by any Governmental Authority, including inventor’s certificates, petty patents and 6 patent utility models, (b) trademarks, service marks, corporate names, trade names, assumed names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin and all registrations, applications for registration and renewals for any of the foregoing, (c) works of authorship, writings, expressions and designs (in each case whether or not copyrightable), other copyrightable materials and works and author, moral, publicity, performer and neighboring rights, and all registrations, applications for registration and renewals for any of the foregoing, (d) internet domain names (whether or not trademarked) registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs, (e) Trade Secrets, Know-How and other confidential or proprietary information, including technical data and information, (f) inventions, invention disclosures, ideas, concepts, research and development, experiments, discoveries, improvements, modifications, prototypes, industrial design, techniques, practice, methods, methodology, protocols, algorithms, formulae, specifications, processes, procedures, test methods, blueprints, mask works, schematics, designs and drawings (including engineering and auto-cad drawings), in each case whether or not patented, patentable, copyrightable or reduced to writing or practice, (g) computer programs, software and firmware, including source code (human readable format) and object code (machine readable format), data files, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation and (h) goodwill related to, connected with the use of or symbolized by any of the foregoing. “IRS” means the U.S. Internal Revenue Service. “Key Employee” means Paul Little, Matt Thomas and James Dixon. “Know-How” means all factual knowledge and information that gives a Person the ability to develop, produce, manufacture, or market something that it otherwise would not have known how to develop, produce, manufacture or market with the same efficiency, accuracy, or precision. “Knowledge” means, with respect to the Company, (i) the actual knowledge of Paul Little, Matt Thomas, or Charles De Tarr, or (ii) any knowledge that could reasonably have been acquired by such person by making due inquiry of the employees of the Company who are responsible for the matter in question. “Latest Balance Sheet” is defined in Section 4.7(a). “Latest Balance Sheet Date” is defined in Section 4.7(a). “Law” means any constitution, statute, code, law, ordinance, rule, regulation, Order, or other requirement having the force of law (including common law) issued, enacted, adopted, promulgated, implemented, or otherwise put into effect by or under the authority of any Governmental Authority. “Leased Real Property” is defined in Section 4.9(b). “Liability” means any debt, obligation, duty, or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several, or secondary liability), regardless of whether such debt, obligation, duty, or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty, or liability is immediately due and payable. 7

“Losses” means any and all damages, payments, costs, fees, expenses, royalties, Liabilities, Taxes, fines, penalties, or other losses sustained, incurred, or suffered by a party with respect to or relating to an event, circumstance, or state of facts. “Losses” shall specifically include court costs, reasonable fees and expenses of legal counsel, and amounts paid pursuant to Orders, in each case arising out of any Proceeding. “Major Customer” is defined in Section 4.12(a). “Major Supplier” is defined in Section 4.12(a). “Material Adverse Effect” means any change, development, circumstance, event, or occurrence that, individually or in the aggregate, has had, or could reasonably be expected to have, a materially adverse effect on the financial condition, assets, Liabilities, business, operations, or results of operations of the Company or the Business, taken as a whole; provided, however, that changes, developments, circumstances, events or occurrences resulting from any of the following shall not be taken into account in determining whether a “Material Adverse Effect” has occurred: (a) the public announcement of this Agreement and the transactions contemplated by this Agreement; (b) national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any acts of terrorism or war (other than any of the foregoing that causes any damage or destruction to or renders unusable any facility or property of the Company); (c) any epidemic or other natural disaster or act of God; (d) changes in Law or GAAP; (e) seasonal reductions in revenues and/or earnings of the Company in the ordinary course of its business; (f) conditions affecting generally the United States economy, including the financial, credit, or securities markets (including any disruption thereof and any decline in the price of any security or any market index); or (g) conditions affecting generally the industry or markets in which the Business is conducted in the United States, except to the extent any of such changes, developments, circumstances, events, or occurrences described in clauses (c), (d), (f), or (g) could reasonably be expected to have a disproportionate impact on the Company or the Business relative to other businesses operating in the industry in which the Business is conducted in the United States. Any determination as to whether any fact or circumstance has a Material Adverse Effect shall be made only after taking into account applicable insurance coverages and third-party indemnifications with respect to such circumstance, change or effect. “Material Contracts” is defined in Section 4.11(a). “Membership Interests” is defined in the Recitals. “Membership Interests Surrender” means, with respect to any Membership Interests, the delivery by the Sellers to the Buyer of an Assignment of Membership Interests substantially in the form attached hereto as Exhibit B. “Net Working Capital” means an amount equal to the aggregate value of the current assets of the Company minus the aggregate value of the current liabilities of the Company, in each case calculated as of the Closing. For the avoidance of doubt, Net Working Capital shall not include deferred Tax assets or deferred Tax liabilities established to reflect timing differences between book and Tax income. Net Working Capital shall be determined in accordance with Schedule II, which shall list the components of Net Working Capital. Net Working Capital shall not include any Indebtedness. “New Plan” is defined in Section 6.4(c). “Notice of Objection” is defined in Section 7.7(b). 8

“NYSE” is defined in Section 5.5. “Order” means (a) any order, subpoena, judgment, award, decree, edict, decision, opinion, ruling, verdict, sentence, writ, assessment, charge, stipulation, injunction or other determination of any Governmental Authority having competent jurisdiction to render such, (b) any arbitration award entered by an arbitrator having competent jurisdiction to render such, and (c) any settlement agreement or similar Contract entered into in connection with the settlement, dismissal or other resolution of any Proceeding. “Ordinary Course of Business” means the normal and ordinary course of operating the Business consistent with the Company’s past custom and practice (including with respect to quantity and frequency), but excluding any action or omission that (a) is required to be authorized by equity owners or board of directors (or equivalent governing body) of the Company or any other separate or special authorization of any nature, or (b) constitutes (or, with the passage of time, the giving of notice by any Person or the happening of any other event, would constitute) a breach of any Contract, a tort, an infringement of any right of any other Person, or a violation of Law. “Original Plan” is defined in Section 6.4(c). “Owned Real Property” is defined in Section 4.9(a). “Participation Date” is defined in Section 6.4(c). “Partnership” is defined in Section 4.18(n). “Party” and “Parties” are defined in the Preamble. “Payoff Indebtedness” means the Indebtedness of the Company at Closing other than (a) the PPP Indebtedness and (b) the Gulf Coast Indebtedness. “Permit” means any permit, license, certificate, authorization, approval, consent, permission, accreditation, qualification, registration, filing, exemption, waiver, variance, clearance, franchise, concession, or other right required, issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law. “Permitted Encumbrances” means (a) statutory Encumbrances for current Taxes that are not yet due and payable, (b) workers’, carriers’ and mechanics’ or other similar Encumbrances incurred in the Ordinary Course of Business for sums not yet due and payable, none of which relate to any disputed matter or Liability, (c) with respect to real property, zoning, building codes and other land use Laws and easements, rights-of-way and other similar restrictions that do not, individually or in the aggregate, materially impair the value or materially interfere with the current or currently proposed use of the property they affect, (d) with respect to real property leased to the Company, the interest or title of the owner / lessor or sublessor thereof, as owner, lessor or sublessor, in such real property, and (e) other than with respect to Owned Real Property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practices and not, individually or in the aggregate, material. “Person” means an individual, corporation, limited liability company, partnership, joint venture, trust, association, unincorporated organization, Governmental Authority, or other legal entity. “PPP Indebtedness” means that certain indebtedness in the original principal amount of $870,800 in favor of Gulf Coast Bank incurred in connection with a Section 7(a) loan under the Paycheck 9

Protection Program (“PPP”) pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). “Post-Closing Plan” is defined in Section 6.4(c). “Post-Closing Representation” is defined in Section 8.15(a). “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such period that ends on and includes the Closing Date. “Pro Rata Share” means, with respect to a particular Seller on a particular date, including a Determination Date, the applicable percentage equal to a fraction, (a) the numerator of which is the Purchase Price paid to such Seller pursuant to the terms of this Agreement as of such date and (b) the denominator of which is the Purchase Price paid to all Sellers pursuant to the terms of this Agreement as of such date (it being understood that (i) for purposes of determining the Purchase Price paid the value of any FTK Shares included in the Purchase Price paid shall be valued at $0.82 per share (with such price subject to subsequent adjustments for share splits, reverse share splits, share dividends, and the like of the Buyer Common Stock); (ii) Purchase Price paid shall not include any FTK Shares that are still held in escrow; and (iii) the “Pro Rata Share” of each Seller, when taken together with the “Pro Rata Share” of each of the other Sellers as of the applicable date of determination, shall equal 100%). “Proceeding” means any action, suit, litigation, hearing, arbitration, prosecution, contest, inquiry, inquest, audit, examination, investigation, or other proceeding (including any civil, criminal, administrative, investigative, or appellate proceeding and any informal proceeding) by or before any Governmental Authority or any arbitrator or arbitration panel. “Protected Information” means sensitive data, including any personally identifiable information, health information, payment card information, and Social Security Numbers, collected by the Company in connection with the Business as currently conducted. “PTO” is defined in Section 6.4(d). “Purchase Price” is defined in Section 2.2. “Real Property Lease” is defined in Section 4.9(b). “Registration Rights Agreement” means the Registration Rights Agreement, in the form attached hereto as Exhibit E, to be entered into on or prior to the Closing Date pursuant to this Agreement by Buyer, the Seller Representative, and the Sellers. “Related Party” means, with respect to a specified Person, (a) any Affiliate of the specified Person, (b) any holder, directly or indirectly, of issued and outstanding Equity Interests of the specified Person, (c) any director, manager, or officer of the specified Person or any other Person described in clause (a) or clause (b), and (d) any family member of a natural person described in clause (a), clause (b), or clause (c) (where “family member” means such person’s spouse, lineal ancestors and descendants (whether natural or adopted), siblings, and any trust solely for the benefit of one or more of such person and such person’s spouse, lineal ancestors and descendants, and siblings). “Releasee” is defined in Section 6.3. “Relevant Property” is defined in Section 4.19(a)(vi). 10

“Representatives” means, in respect of any Person, the directors, managers, officers, employees, agents, attorneys, accountants, advisors, and other representatives of such Person. “Restricted Period” means the period ending on the third anniversary of this Agreement. Notwithstanding the foregoing, if a Restricted Seller becomes an employee of the Buyer or its Affiliates, the Restricted Period shall be the later of the date that is (i) the third anniversary of this Agreement, or (ii) one (1) year from the Restricted Seller’s resignation or termination of such employment. “Restricted Sellers” means Paul Little. “Restricted Territory” means the U.S. and Canada, and otherwise worldwide with respect to the upstream, midstream, and downstream oil and gas markets. “SEC” is defined in Section 5.9. “Securities Act” means the Securities Act of 1933, as amended. “Sellers” is defined in the Preamble. “Seller Indebtedness” is defined in Section 6.10. “Seller Indemnified Parties” is defined in Section 7.2. “Seller Lenders” is defined in Section 6.10. “Seller Loan Documents” is defined in Section 6.10. “Seller Notes” is defined in Section 6.10. “Seller Releasor” is defined in Section 6.3 “Seller Representative” is defined in the Preamble. “Seller Representative Expenses” is defined in Section 8.5(b). “Seller Representative Expense Reserve” is defined in Section 2.5(b)(iv). “Seller Representative Group” is defined in Section 8.5(b). “Seller Response” is defined in Section 2.5(c)(ii). “Seller Response Deadline” is defined in Section 2.5(c)(ii). “Seller Tax Claim” is defined in Section 6.5(g). “Statement” is defined in Section 6.5(b)(i). “Straddle Period” means a taxable period (or, in the case of the Texas franchise Tax, a privilege period) that includes the Closing Date but does not end on the Closing Date. 11

“Subsidiaries” as it relates to any Person, means with respect to such Person, any other Person of which the specified Person, either directly or through or together with any other of its Subsidiaries, owns more than 50% of the voting power in the election of directors or their equivalents. “Target Net Working Capital” means $2,700,000. “Tax” or “Taxes” means (a) any U.S. federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being a member of a consolidated, combined, unitary or aggregate group for any Tax period, and (c) any liability for the payment of any amounts of the type described in clause (a) or (b) as a result of being a transferee or successor to any person or as a result of any express or implied obligation to indemnify any other person or payable pursuant to any tax sharing agreement or any other contract relating to the sharing or payment of any such Tax. “Tax Claim” is defined in Section 6.5(g). “Tax Proceeding” has the meaning set forth in Section 6.5(d)(ii). “Tax Returns” means any return, declaration, report, schedule, notice, form, claim for refund, or information return or statement (including any attachment thereto and any amendment thereof) filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority. “Taxing Authority” means any governmental authority, domestic or foreign, having jurisdiction over the assessment, determination, collection, or other imposition of any Taxes. “Third-Party Claim” is defined in Section 7.6(a). “Trade Secret” means information, including a formula, pattern, compilation, program, device, method, technique, or process, that (a) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. “Transaction Expenses” means (a) all fees, expenses, costs, and other Liabilities incurred by or on behalf of the Company, the Sellers, and their respective Affiliates in connection with the preparation, negotiation, execution, and performance of this Agreement (including its exhibits and schedules) and the consummation of the transactions contemplated by this Agreement, including all brokerage and investment banking fees, commissions, and expenses and all fees and expenses of lawyers, accountants, and other professional advisors and representatives, and (b) any fees, expenses, costs, or other Liabilities of the Company related to the receipt of any third party consent. “Transaction Payments” means all amounts payable by the Company, whether immediately or in the future, to any current or former director, manager, officer, employee, consultant, agent, or representative of the Company (i) as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement, including all “change of control,” retention, discretionary, “stay-put,” payout incentive, or transaction bonuses, phantom equity payouts, and all 12 severance, termination, or other payments required to be made under the terms of any Contract, and (ii) that represents any portion of any increase in salary or wages for the 2020 calendar year to the extent such amounts pertain to the period beginning on January 1, 2020 and ending on the date immediately prior to the Closing Date. “Transfer Taxes” means all transfer, documentary, sales, use, stamp, registration and other such Taxes (including all applicable real estate transfer Taxes) and fees and charges incurred in connection with the transactions contemplated by this Agreement (including any penalties and interest). “Treasury Regulations” means the regulations, including temporary regulations, promulgated under the Code, as those regulations may be amended from time to time. Any reference herein to a specific section of the Treasury Regulations shall include any corresponding provisions of succeeding, similar, substitute, proposed or final Treasury Regulation. “Unauthorized Use” is defined in Section 4.10(k). “WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, as amended, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses. “WARN Obligation” is defined in Section 6.4(e). ARTICLE 2 THE PURCHASE 2.1 The Purchase. Pursuant to the terms, and subject to the conditions, set forth herein, the Buyer hereby agrees to purchase the Membership Interests from the Sellers, and the Sellers hereby agree to sell the Membership Interests to the Buyer, free and clear of any Encumbrances, for the consideration set forth in this ARTICLE 2. 2.2 Consideration. As consideration for the sale and purchase of the Membership Interests, the Buyer shall: (a) pay to the Sellers, in the respective amounts and using the wire transfer instructions provided by the Seller Representative in writing to the Buyer, an aggregate of $25,000,000, as such sum may be adjusted pursuant to this ARTICLE 2 (the “Cash Consideration”), (b) issue and deliver to Sellers, in the respective amounts and using the instructions set forth on Schedule 2.2(b), an aggregate of 11,500,000 shares of Buyer Common Stock (the “FTK Shares”) and (c) pay to the Sellers, upon the occurrence of any Earnout Event, any Earnout Payments (collectively, the “Purchase Price”). 2.3 Earnout. (a) Buyer (or its designee) shall pay to the Seller Representative on behalf of and for the benefit of the Sellers the following additional amounts (each, an “Earnout Payment”) upon the occurrence of the following events (each, a “Earnout Event”), (i) $2,500,000, if and when the 10- Day VWAP equals or exceeds $2.00 per share (“First Earnout Payment”), and (ii) $2,500,000, if and when the 10-Day VWAP equals or exceeds $3.00 per share (in each case, with such price subject to subsequent adjustments for share splits, reverse share splits, share dividends, and the like of the Buyer Common Stock). Notwithstanding the foregoing, an Earnout Event shall be deemed to have occurred and the Earnout Payments payable pursuant to clauses (i) and (ii) of the preceding sentence, to the extent not already paid to the Sellers, shall be due and payable to the Sellers upon the consummation of (1)(A) the sale, lease, exchange, or other transfer of substantially all of the assets (on an aggregate basis and in one transaction or in a series of related 13 transactions) of the Buyer to a person or entity that is not controlled, directly or indirectly, by Buyer, or (B) a direct or indirect (whether by the sale of stock or merger or otherwise) sale, exchange, or other transfer of more than 50% of the capital stock (on an aggregate basis and in one transaction or in a series of related transactions) of the Buyer to a person or entity that is not controlled by Buyer, if such transaction (or series of related transactions) described in clause (A) or (B) involves aggregate consideration to the seller(s) in such transaction (or series of related transactions) equal to or in excess of $150,000,000 or (2)(A) the sale, lease, exchange, or other transfer of substantially all of the assets (on an aggregate basis and in one transaction or in a series of related transactions) of the Company or its successor to a person or entity that is not controlled, directly or indirectly, by Buyer, or (B) a direct or indirect (whether by the sale of stock or merger or otherwise) sale, exchange, or other transfer of more than 50% of the capital stock (on an aggregate basis and in one transaction or in a series of related transactions) of the Company or its successor to a person or entity that is not controlled, directly or indirectly, by Buyer. (b) Either of Buyer or Seller Representative shall promptly notify the other after an Earnout Event has occurred or been deemed to have occurred. Subject to Section 2.9 with respect to the First Earnout Payment, within 10 Business Days of notification by Buyer or the Seller Representative to the other of the occurrence or deemed occurrence of an Earnout Event, Buyer shall pay or cause to be paid the corresponding Earnout Payment in cash by wire transfer of immediately available funds to the bank account for the Seller Representative provided by Seller Representative to the Buyer in writing. If an Earnout Event does not occur (and is not deemed to occur) by the fifth (5th) anniversary of the Closing Date, the Earnout Payments will not be due or payable. (c) Subject to the terms of this Agreement, subsequent to the Closing, Buyer shall have sole discretion with regard to all matters relating to the operation of the Buyer and its Affiliates (including the Company); provided, however, that Buyer shall not, directly or indirectly, take any actions in bad faith that would have the purpose of avoiding any of the Earnout Payments hereunder. (d) Buyer shall have the right to withhold and set off against any amount otherwise due to be paid pursuant to this Section 2.3 the amount of (i) any payment owed to Buyer pursuant to Section 2.5(c), and (ii) any Losses to which any Buyer Indemnified Party is entitled under ARTICLE 7 of this Agreement. (e) The Parties hereto understand and agree that (i) the contingent rights to receive any Earnout Payment shall not be represented by any form of certificate or other instrument, are not transferable, except by operation of Laws relating to descent and distribution, divorce and community property, and do not constitute an equity or ownership interest in Buyer or any of its Affiliates, (ii) the Sellers shall not have any rights as a securityholder of Buyer or any of its Affiliates as a result of the Sellers’ contingent right to receive any Earnout Payment hereunder, and (iii) no interest is payable with respect to any Earnout Payment. 2.4 Calculation of Cash Consideration. The “Cash Consideration” shall be equal to: (a) $25,000,000; plus (b) the amount, if any, by which the Net Working Capital exceeds the Target Net Working Capital, and minus 14

(c) the amount, if any, by which the Target Net Working Capital exceeds the Net Working Capital; minus (d) the amount required at Closing to discharge in full the Payoff Indebtedness; minus (e) the amount required at Closing to discharge in full the Transaction Payments; minus (f) the amount required at Closing to discharge in full the Transaction Expenses. 2.5 Closing Payments. (a) Closing Statement. On the Closing Date, the Seller Representative shall deliver to the Buyer a certificate (the “Closing Statement”) setting forth: (i) the Company’s good faith calculation of the Cash Consideration in accordance with Section 2.4; (ii) the Company’s good faith estimate of the Net Working Capital; (iii) the amount and recipient of each disbursement to be made by the Buyer pursuant to Section 2.5(b) and the wire transfer instructions for each such disbursement; and (iv) an itemization of each payment to be made by the Company pursuant to Section 2.5(b)(ii), including the gross amount of such payment, the amount of the recipient’s Tax withholding in respect of such payment, the net amount of such payment payable to the recipient and the employer’s share of payroll Taxes in respect of such payment. The Closing Statement shall be accompanied by a payoff letter from each holder of Payoff Indebtedness other than the Seller Indebtedness providing for the release of all Encumbrances securing such Payoff Indebtedness immediately upon the payment in full of such Payoff Indebtedness as of the Closing Date (including a per diem amount for payments made after such date) and an invoice from each recipient of a payment of Transaction Expenses (which, in the case of Transaction Expenses incurred by the Company, shall be a final invoice). The Closing Statement and the accompanying payoff letters and invoices shall be in form and substance reasonably satisfactory to the Buyer. (b) Deliveries and Disbursements. At the Closing, the Buyer shall make the following deliveries and payments to the Persons indicated below by delivery or wire transfer of immediately available funds, as applicable, to the instructions or account(s) designated for each such delivery or disbursement in the Closing Statement. (i) Payoff of Payoff Indebtedness. The Buyer shall pay off the Payoff Indebtedness in full as set forth in the payoff letters accompanying the Closing Statement. (ii) Payment of Transaction Payments. The Buyer shall pay to the Company’s payroll account an amount equal to the aggregate amount of all Transaction Payments. As soon as practicable following the Company’s receipt of such disbursement, the Buyer shall cause the Company to make each Transaction Payment through its regular payroll process (net of all withholding amounts required by Law or otherwise authorized by the recipient). (iii) Payment of Transaction Expenses. The Buyer shall pay in full the Transaction Expenses as set forth in the invoices accompanying the Closing Statement. (iv) Funding of the Seller Representative Expense Reserve. The Buyer shall pay to the Seller Representative $80,000 as an expense reserve to be held and disbursed in accordance with Section 8.5 (the “Seller Representative Expense Reserve”). 15

(v) Funding of Escrow. The Buyer shall deliver to the Escrow Agent the Escrowed Shares. (vi) Payment to the Sellers. The Buyer shall (A) pay to the Sellers an aggregate amount equal to the Cash Consideration in accordance with Section 2.2(a), minus the Seller Representative Expense Reserve and (B) deliver to the Sellers the FTK Shares in accordance with Section 2.2(b) minus the Escrowed Shares. (c) Cash Consideration Reconciliation. (i) Buyer Statement. Within ninety (90) days after the Closing Date, the Buyer shall prepare and deliver to the Seller Representative a statement (the “Buyer Statement”) setting forth the Buyer’s determination of the calculation and amount of the Cash Consideration. If the Buyer fails to deliver the Buyer Statement to the Seller Representative within such ninety (90) day period, the Closing Statement shall be deemed to be the Buyer Statement. (ii) Seller Response. The Seller Representative may object to the Buyer Statement before 5:00 pm Central U.S. time on the 30th day following the Seller Representative’s receipt thereof (the “Seller Response Deadline”) by delivering to the Buyer a response (the “Seller Response”) setting forth (A) each line item of the Buyer Statement (and each element of each such line item) that is disputed by the Seller Representative, (B) the Seller Representative’s good faith determination of each such line item and element, and (C) the Seller Representative’s good faith determination of the amount of the Cash Consideration. The Seller Response shall provide reasonable detail with respect to the nature of the Seller Representative’s dispute with each disputed line item and element and the manner of its determination of the amount(s) thereof. Seller Representative shall have reasonable access to the books and records of the Company to the extent described in Section 2.5(c)(v). (iii) Determination of Final Cash Consideration. (A) Failure of the Seller Representative to Object. If the Seller Representative does not deliver the Seller Response by the Seller Response Deadline, the Cash Consideration as calculated on the Buyer Statement shall be deemed to be the final calculation and amount of the Cash Consideration for purposes of making any adjustment payment required pursuant to Section 2.5(c)(iv). (B) Negotiated Resolution. If the Seller Representative delivers the Seller Response by the Seller Response Deadline, the Buyer and the Seller Representative will attempt to resolve the disputed items in good faith during the twenty (20) day period following delivery of the Seller Response. If, following good faith negotiation of the disputed items, the Buyer and the Seller Representative reach agreement on the calculation and amount of the Cash Consideration (whether by resolving each disputed item to their mutual satisfaction or compromising any or all disputed items), then the calculation and amount of the Cash Consideration so agreed by them will be deemed to be the final calculation and amount of the Cash Consideration for purposes of making any adjustment payment required pursuant to Section 2.5(c)(iv). 16

(C) Resolution by Independent Accounting Firm. If the Seller Representative delivers the Seller Response by the Seller Response Deadline and, following good faith negotiation of the disputed items, Buyer and Seller Representative fail to reach an agreement with respect to all of the matters set forth in the Seller Response before the expiration of the period described in Section 2.5(c)(iii)(B), then the Buyer and the Seller Representative shall promptly refer such remaining disputes concerning the calculation and amount of the Cash Consideration, together with a statement of the Cash Consideration then asserted by each of them, to Grant Thornton LLP or, if Grant Thornton LLP is not independent or otherwise refuses or is incapable of undertaking the resolution of such disputes, to such other nationally recognized independent accounting firm as may be reasonably acceptable to the Buyer and the Seller Representative (the “Independent Accounting Firm”). The Independent Accounting Firm will be instructed to resolve such disputes within sixty (60) days of the referral. The Buyer and the Seller Representative shall have the right to meet jointly with the Independent Accounting Firm during this period to present their respective positions. The Independent Accounting Firm’s decision shall be based solely on the presentations by the Buyer and the Seller Representative and not by independent review. The Independent Accounting Firm shall address only those matters in dispute and may not allow a value greater than the greatest value for such item claimed by either the Buyer or the Seller Representative or smaller than the smallest value for such item claimed by either the Buyer or the Seller Representative. The Independent Accounting Firm shall act only as an expert and not as a mediator or arbitrator. The determination by the Independent Accounting Firm of the calculation and amount of the Cash Consideration shall be made in accordance with this Agreement, shall be set forth in writing and shall be conclusive and binding upon the Buyer, the Seller Representative and all other interested Persons. The calculation and amount of the Cash Consideration determined by the Independent Accounting Firm pursuant to this Section 2.5(c)(iii)(C) will be final and binding upon the date of such determination and shall be deemed to be the final calculation and amount of the Cash Consideration for purposes of making any adjustment payment required pursuant to Section 2.5(c)(iv). (iv) Adjustment Payments. (A) Adjustment Payment by the Buyer. If the final amount of the Cash Consideration exceeds the Cash Consideration estimated at Closing (the amount of such excess, the “Adjustment Payment by the Buyer”), then, within three (3) Business Days following the determination of the final amount of the Cash Consideration pursuant to Section 2.5(c)(iii), the Buyer shall pay to the Seller Representative the amount of the Adjustment Payment by the Buyer by wire transfer of immediately available funds. (B) Adjustment Payment to the Buyer. If the Cash Consideration estimated at Closing exceeds the final amount of the Cash Consideration (the amount of such excess, the “Adjustment Payment to the Buyer”), then, within three (3) Business Days following the determination of the final amount of the Cash Consideration pursuant to Section 2.5(c)(iii), the Adjustment Payment to the Buyer shall be satisfied (1) first by the disbursement to Buyer of Escrowed Shares having a 10-Day VWAP as of the date of such determination equal to the 17 amounts to be satisfied; provided, however, that the Seller Representative shall have the right to make such payment in cash to the Buyer on behalf of the Sellers in lieu of the Escrowed Shares or elect to have any cash in the Escrow Account disbursed to Buyer equal to the amounts to be satisfied, and (2) second by the disbursement to Buyer of any cash in the Escrow Account equal to the amounts to be satisfied. (v) Availability of Books and Records. At any time during the review by the Seller Representative of the Buyer Statement and the pendency of any dispute resolution under Section 2.5(c)(iii), the Buyer will make available to the Seller Representative and its accountants and other representatives, at reasonable times and upon reasonable notice, the books and records of the Company relevant to the Cash Consideration (and copies thereof at the Sellers’ sole cost and expense). At any time during the pendency of any dispute under Section 2.5(c)(iii)(C), the Buyer and the Seller Representative will make available to the Independent Accounting Firm, at reasonable times and upon reasonable notice, the work papers and back-up materials used in preparing the Buyer Statement and the Seller Response, and the books and records of the Company relating to the Cash Consideration. (vi) Fees and Expenses. The Buyer and the Seller Representative will each pay their own respective fees and expenses (including any fees and expenses of their accountants and other representatives) in connection with the resolution of disputes pursuant to this Section 2.5(c). Notwithstanding the foregoing, the fees and expenses of the Independent Accounting Firm incurred in connection with the resolution of any disputes pursuant to Section 2.5(c)(iii)(C) will be paid by the Buyer and the Seller Representative in proportion to the difference between the Cash Consideration determined by the Independent Accounting Firm and the respective amounts of the Cash Consideration asserted by each of them at the time of the initial referral of the Cash Consideration dispute to the Independent Accounting Firm, which such allocation of fees to be determined by the Independent Accounting Firm. 2.6 The Closing. (a) Date and Manner of Closing. The closing of the purchase and sale of the Membership Interests contemplated by this Agreement (the “Closing”) shall take place on the date hereof (the “Closing Date”). The Closing shall be deemed to have occurred at the offices of Norton Rose Fulbright US LLP, Fulbright Tower, 1301 McKinney, Suite 5100, Houston, Texas 77010, and shall be effected by the exchange of executed transaction documents by photo, PDF, or other electronic means. The Closing will be effective, and all documents will be deemed delivered simultaneously, as of 12:01 a.m., Central Daylight Saving Time, on the Closing Date. (b) Closing Deliveries of the Sellers. At the Closing, the Sellers shall deliver, or cause to be delivered, to the Buyer each of the following: (i) certificate of the Secretary of State (or equivalent authority) of the state of organization for the Company, dated no earlier than five days before the Closing, as to the legal existence and good standing of the Company in its state of organization; (ii) a Membership Interests Surrender with respect to each of the Membership Interests; 18

(iii) a copy of each Permit, consent, approval, wavier, or termination described on Schedule 2.6(b)(iii), in each case in form and substance reasonably acceptable to Buyer; (iv) a resignation of each manager of the Company, in their capacities as such, duly executed by each such Person; (v) [Intentionally deleted.] (vi) a duly executed certificate, dated as of the Closing Date, that satisfies the requirements of Treasury Regulations Section 1.1445-2(b)(2) and Section 1446(f) of the Code, and is reasonably acceptable to the Buyer, from each Seller, certifying that such Seller (or, if such Seller is a disregarded entity for U.S. federal income Tax purposes, the Person that is treated as the seller for U.S. federal income Tax purposes) is not a foreign person; (vii) the Employment Agreements, duly executed by the Key Employees; (viii) the Escrow Agreement, duly executed by the Seller Representative; (ix) the Registration Rights Agreement, duly executed by the Seller Representative and the Sellers; (x) all books and records of or relating to the Company in the possession or control of the Sellers; and (xi) such other documents or instruments as the Buyer may reasonably request in order to effect the transactions contemplated by this Agreement. (c) Closing Deliveries of the Buyer. At the Closing, the Buyer shall make the deliveries and disbursements as provided in Section 2.5(b) and shall deliver, or cause to be delivered, to the Sellers each of the following: (i) The Employment Agreements, duly executed by the Buyer or its designated Affiliate; (ii) the Escrow Agreement, duly executed by the Buyer and the Escrow Agent; (iii) the Registration Rights Agreement, duly executed by the Buyer; and (iv) such other documents or instruments as the Seller Representative may reasonably request in order to effect the transactions contemplated by this Agreement. 2.7 Board of Directors of Buyer. If requested by Seller Representative (for and on behalf of the Sellers) on or before May 31, 2020, the Buyer shall take all actions necessary to promptly cause, following such request, the board of directors of the Buyer to include one (1) designee of the Seller Representative (for and on behalf of the Sellers), which designee shall qualify as an “independent director” under the listing standards of the New York Stock Exchange and the applicable rules of the Securities and Exchange Commission, shall qualify as “independent” pursuant to Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall complete such customary 19 questionnaires or other background review as is reasonably requested by Buyer (and the results thereof shall be reasonably satisfactory to Buyer). From and after the date such Person becomes a director of Buyer, such director shall serve as such until his or her respective successor is duly elected or appointed and qualified or his or her earlier death, resignation, or removal. 2.8 Purchase Price Allocation. Within sixty (60) days after the determination of the final amount of the Cash Consideration pursuant to Section 2.5(c)(iii), the Buyer shall prepare or cause to be prepared and delivered to the Seller Representative a schedule allocating the consideration for the sale and purchase of the Membership Interests (including the Cash Consideration and the fair market value of the FTK Shares, plus any assumed liabilities and other amounts that are required to be taken into account as consideration for U.S. federal income Tax purposes) among the assets of the Company in a manner consistent with Section 1060 of the Code and the Treasury Regulations thereunder and the principles set forth in Exhibit C attached hereto (the “Allocation”). The Seller Representative shall have the right to review such Allocation and, to the extent the Seller Representative disagrees with the Allocation, the Seller Representative shall notify the Buyer in writing of any objections within thirty (30) days after receipt of such Allocation. The Buyer and the Seller Representative shall use their reasonable best efforts to reach agreement on the disputed items or amounts, if any. If the Buyer and the Seller Representative are unable to reach an agreement regarding the Allocation within thirty (30) days following receipt by the Buyer of the Seller Representative’s objections, then any disagreement shall be resolved by the Independent Accounting Firm in accordance with the procedures contained in Section 2.5(c)(iii)(C). Any fees and expenses of the Independent Accounting Firm pursuant to this Section 2.8 shall be paid one-half by the Buyer and one-half by the Sellers. The Allocation, as prepared by the Buyer if no timely objection by the Seller Representative has been given, as adjusted pursuant to any agreement between the Buyer and the Seller Representative or as determined by the Independent Accounting Firm (the “Final Allocation”) shall be final and binding on the Parties; provided, however, that the Final Allocation shall be further revised, as necessary and in a manner consistent with the allocation contained therein, to reflect any adjustment to the consideration for the sale and purchase of the Membership Interests pursuant to Section 2.3 (excluding any portion treated as interest under U.S. federal income Tax Law), Section 7.8 or otherwise that is not otherwise reflected in such allocation. The Parties agree to file, and to cause their respective Affiliates to file, all Tax Returns (including IRS Form 8594, Asset Acquisition Statement Under Section 1060) in a manner consistent with the Final Allocation and not to take (and to cause their respective Affiliates not to take) any position inconsistent therewith in any Tax Return, audit, examination, claim, adjustment, litigation, or other Proceeding with respect to Taxes, unless required by a final determination within the meaning of Section 1313 of the Code, or any analogous provision of applicable state, territorial, local, or foreign Law, or with the consent of the other Parties; provided, however, that nothing contained herein shall prevent a Party from settling any proposed deficiency or adjustment by any Taxing Authority based upon or arising out of the Final Allocation, and no Party shall be required to litigate any proposed deficiency or adjustment by any Taxing Authority challenging the Final Allocation. 2.9 Escrow. (a) The Escrowed Shares shall be delivered by Buyer on behalf of Sellers at Closing and deposited in an escrow account (the “Escrow Account”) pursuant to Section 2.5(b)(v) to be governed by the terms of this Agreement and of the Escrow Agreement for the purpose of reimbursing Buyer for the following under this Agreement: (i) any Adjustment Payment to the Buyer payable pursuant to Section 2.5(c)(iv)(B) or (ii) Losses payable to the Buyer Indemnified Parties pursuant to ARTICLE 7. Subject to the terms and conditions of this Agreement (including this Section 2.9) and the Escrow Agreement, 50% of the balance of any amount in the Escrow Account will be paid to the Seller Representative for the benefit of the Sellers on the date that is six (6) months subsequent to the Closing Date and the balance of any remaining amount in 20 the Escrow Account will be paid to the Seller Representative for the benefit of the Sellers on the date that is twelve (12) months subsequent to the Closing Date, all in accordance with the Escrow Agreement and this Agreement (including this Section 2.9); provided that, the amount paid to Seller Representative on behalf of and for the benefit of the Sellers pursuant to this Section 2.9 shall be reduced dollar-for-dollar for any pending or unresolved claims made by Buyer pursuant to Section 7.1 (but only for so long as such pending or unresolved claims remain outstanding) and for any amounts payable to Buyer under Section 2.5(c). (b) In the event that the First Earnout Payment becomes payable to the Sellers pursuant to Section 2.3(a)(i) prior to the date that is six (6) months subsequent to the Closing Date, (i) the First Earnout Payment shall be deposited into the Escrow Account by wire transfer of immediately available funds, (ii) 3,000,000 shares of the Escrowed Shares shall be released from the Escrow Account and delivered to the Seller Representative for the benefit of the Sellers, and (iii) on the date that is six (6) months subsequent to the Closing Date all of the remaining Escrowed Shares in the Escrow Account shall be released from the Escrow Account and delivered to the Seller Representative for the benefit of the Sellers. (c) In the event that the First Earnout Payment becomes payable to the Sellers pursuant to Section 2.3(a)(i) on or after the date that is six (6) months subsequent to the Closing Date, (i) the First Earnout Payment shall be deposited into the Escrow Account by wire transfer of immediately available funds, and (ii) 2,500,000 of the remaining Escrowed Shares in the Escrow Account shall be released from the Escrow Account and delivered to the Seller Representative for the benefit of the Sellers. (d) Notwithstanding the foregoing, the Seller Representative on behalf of the Sellers shall have the right at any time to fund cash into the Escrow Account by wire transfer of immediately available funds at which time (i) all of the Escrowed Shares in the Escrow Account shall be released from the Escrow Account and delivered to the Seller Representative for the benefit of the Sellers so long as the amount of cash in the Escrow Account on such date is at least equal to (A) $5,000,000 minus the aggregate amount that Buyer has been reimbursed out of the Escrow Account as of such date if such funding occurs prior to the date that is six (6) months subsequent to the Closing Date, or (B) the greater of (1) the amount of pending or unresolved claims made by Buyer and (2) $2,500,000 if such funding occurs on or after the date that is six (6) months subsequent to the Closing Date, or (ii) if Escrowed Shares will represent a portion of the value of the Escrow Account on such date after such funding and release, the maximum number of Escrowed Shares in the Escrow Account shall be released from the Escrow Account and delivered to the Seller Representative for the benefit of the Sellers such that the amount of cash in the Escrow Account along with the value of the Escrowed Shares not being released as of such date is at least equal to (A) $5,500,000 minus the aggregate amount that Buyer has been reimbursed out of the Escrow Account as of such date if such funding occurs prior to the date that is six (6) months subsequent to the Closing Date, or (B) the greater of (1) the amount of pending or unresolved claims made by Buyer and (2) $2,750,000 if such funding occurs on or after the date that is six (6) months subsequent to the Closing Date. In the event the Seller Representative exercises its right to fund cash into the Escrow Account equal to or greater than the amount of the First Earnout Payment on behalf of the Sellers pursuant to this Section 2.9(d) and after such date the First Earnout Payment becomes payable to the Sellers pursuant to Section 2.3(a)(i), the First Earnout Payment shall not be funded into the Escrow Account but shall instead be paid to the Seller Representative on behalf of and for the benefit of the Sellers in accordance with Section 2.3(a)(i). 21

(e) For purposes of the foregoing, the value of the Escrowed Shares as of any particular date shall be equal to the 10-Day VWAP as of such date. The Seller Representative and the Buyer agree to promptly execute joint written instructions to the Escrow Agent to effectuate the releases and payments provided for in this Section 2.9. 2.10 Witholding Rights. The Buyer (and its Affiliates) shall be entitled to deduct and withhold any amounts from the consideration otherwise payable pursuant to this Agreement that are required to be withheld with respect to the making of any such payment under the Code or any provision of state, local or foreign Tax law, and shall timely pay such amounts over to the proper Taxing Authority. To the extent that such amounts are so withheld and paid over to the proper Taxing Authority by the Buyer (or its Affiliates), such withheld and deducted amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Except with respect to the payments described in Section 2.5(b)(ii), the applicable withholding agent agrees to provide written notice of the intention to withhold at least three (3) Business Days prior to any such withholding and during such three-Business Day period the Sellers shall have the opportunity to provide to the applicable withholding agent such forms, certificates, or other evidence required or necessary to eliminate or reduce any withholding. The applicable withholding agent shall reasonably consider any such forms, certificates, or other evidence provided by the Sellers and shall otherwise reasonably cooperate with the Sellers with respect thereto. ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF EACH SELLER As a material inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated by this Agreement, each of the Sellers, severally and not jointly and solely as to such Seller, represents and warrants to the Buyer that the statements contained in this ARTICLE 3 are true and correct as of the date of this Agreement and as of the Closing. 3.1 Power and Authority. If not an individual Seller, such Seller is duly organized, validly existing, and in good standing under the applicable Laws of its jurisdiction of formation or incorporation. Such Seller has full corporate, partnership, or limited liability company power and authority (or, if an individual Seller, legal capacity) to (A) execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, (B) perform its obligations under this Agreement and each such Ancillary Document, and (C) consummate the transactions contemplated by this Agreement and each such Ancillary Document. 3.2 Execution and Delivery. This Agreement has been duly and validly executed and delivered by or on behalf of such Seller. Each Ancillary Document to which such Seller is or will be a party has been, or at the Closing will be, duly and validly executed and delivered by or on behalf of such Seller. The execution, delivery, and performance by such Seller of this Agreement and the Ancillary Documents to which it is a party and the consummation of the transactions contemplated by this Agreement and such Ancillary Documents have been duly authorized by all necessary action on the part of such Seller. 3.3 Enforceability. This Agreement and each Ancillary Document to which such Seller is or will be a party constitutes (or, with respect to any such Ancillary Document to be executed by or on behalf of such Seller at the Closing, will constitute upon such execution) the valid and legally binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting or relating to the enforcement of creditors’ rights generally, (b) Laws relating to the availability of specific performance and/or other equitable 22 remedies, and (c) general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity) (collectively, the “Enforceability Limitations”). 3.4 Non-Contravention. The execution and delivery by such Seller of this Agreement and the Ancillary Documents to which such Seller is or will be a party, the performance by such Seller of the Seller’s obligations under this Agreement and such Ancillary Documents, and the consummation by such Seller of the transactions contemplated by this Agreement and such Ancillary Documents will not: (a) violate or conflict with any provision of the Governing Documents of such Seller (if applicable); (b) require such Seller to make any filing with, or obtain any Permit from, any Governmental Authority or otherwise violate any Law or Order to which such Seller or its assets are subject; (c) result in the creation of any Encumbrance upon the Membership Interests of such Seller; or (d) except with respect to the Governing Documents of the Company (i) require any consent, approval, or waiver from, or the giving of notice to, any third party under any Contract to which such Seller is a party or by which the Seller is bound, (ii) violate, conflict with, result in a breach of, or constitute a default under, any Contract to which such Seller is a party or by which the Seller is bound, or (iii) result in the acceleration, modification, cancellation, or termination (or create in any other Person the right to accelerate, modify, cancel, or terminate) any Contract to which such Seller is a party or by which the Seller is bound, except in the cases of clauses (b) and (d) where the violation, breach, loss, conflict, default, acceleration or failure to give notice would not, individually or in the aggregate, prevent such Seller from consummating any of the transactions contemplated by this Agreement or cause any of such transactions to be rescinded following consummation. 3.5 Litigation. No Order binding on such Seller is in effect and no Proceeding against such Seller is pending or, to the knowledge of such Seller, threatened, that, individually or in the aggregate, could reasonably be expected to prevent, enjoin, or materially delay or impair the consummation by such Seller of the transactions contemplated by this Agreement or the Ancillary Documents. 3.6 Title to the Membership Interests. Such Seller (a) is the sole record and beneficial owner of the Membership Interests set forth next to the name of such Seller on Section 3.6 of the Disclosure Schedules, (b) owns such Membership Interests free and clear of all Encumbrances (other than restrictions on transfer imposed by the Governing Documents of the Company and federal and state securities laws), and (c) has the sole power to vote and dispose of such Membership Interests. At the Closing, Buyer will obtain such Membership Interests free and clear of all Encumbrances (other than those arising under securities Laws or created by the Buyer). Except for the Governing Documents of the Company, such Seller is not party to (i) any voting agreement, voting trust, registration rights agreement, or other similar agreement or arrangement with respect to the membership interests of the Company, or (ii) any Contract obligating such Seller with respect to the voting or disposition of any membership interests of, or other equity or voting interests in, the Company or which has the effect of restricting or limiting the transfer, voting, or other rights associated with such Membership Interests. 3.7 Brokers. Except as set forth on Section 3.7 of the Disclosure Schedules, such Seller has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement. 3.8 Investment Intent. Such Seller (a) understands that the offer, sale, and issuance of the FTK Shares pursuant to this Agreement have not been registered under the Securities Act, or under any state securities Laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring the FTK Shares solely for such Seller’s own account for investment purposes, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning the Buyer and its Affiliates and has had the opportunity to obtain additional 23 information as desired to evaluate the merits and the risks inherent in holding the FTK Shares, (e) understands that the FTK Shares may be required to be held for an indefinite period of time and such Seller is able to bear the economic risk and lack of liquidity inherent in holding the FTK Shares, (f) is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act), and (g) acknowledges that the FTK Shares shall contain substantially the following legend: THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND WERE OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION THEREUNDER. 3.9 Investigation; No Additional Representations. Such Seller (a) has made its own independent inquiry and investigation into, has been offered the opportunity to ask questions and request additional information regarding, and has had access to the Securities and Exchange Commission reports and filings and financial and other information regarding, the FTK Shares and the Buyer and its Affiliates, in each case as such Seller has deemed necessary, and based thereon has formed an independent judgment concerning the FTK Shares and the Buyer and its Affiliates, and (b) to the extent it has deemed appropriate, has addressed in this Agreement any matters arising out of its inquiry and investigation and the information provided to it. Such Seller acknowledges that none of the Buyer, any of its Affiliates, or any of their respective Representatives has made or shall be deemed to have made, and that such Seller has not relied on, any representation, warranty, covenant, or agreement, express or implied, with respect to the FTK Shares or the Buyer or its Affiliates, or the transactions contemplated hereby, other than the respective representations, warranties, covenants, and agreements of the Buyer that are expressly set forth in this Agreement. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY As a material inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated by this Agreement, the Company represents and warrants to the Buyer that the statements contained in this ARTICLE 4 are true and correct as of the date of this Agreement and as of the Closing, except as expressly set forth in the disclosure schedules of the Company attached hereto (the “Disclosure Schedules”). The Disclosure Schedules are arranged in separately numbered sections that correspond to the numbered and lettered sections and subsections of this ARTICLE 4. Each statement or other item of information set forth in the Disclosure Schedules shall be deemed to qualify (i) the representations and warranties made by the Company in the corresponding section of this ARTICLE 4, (ii) such other representations and warranties that are specifically identified in the Disclosure Schedules as being qualified by such exception, and (iii) any other representation and warranty to the extent that the applicability of the disclosure to such other representation and warranty is reasonably apparent on the face of such disclosure. Notwithstanding the foregoing, nothing in the Disclosure Schedules is intended to expand or broaden the scope of any representation or warranty of the Company or the Sellers made in this Agreement. Capitalized terms used in the Disclosure Schedules have the meanings given to them in this Agreement. 24

4.1 Company Matters. (a) Legal Existence. The Company is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Texas. The Company has full power and authority to own, lease, and operate its properties, perform all of its obligations under each Contract by which it is bound, and to conduct its business as presently conducted. The Company is qualified to conduct business and is in good standing under the Laws of each jurisdiction wherein the nature of its business or its ownership of its property requires it to be so qualified, except where the failure to be so qualified would not be material to the Company. (b) Company Records. The Company has provided to the Buyer a correct and complete copy of the Governing Documents of the Company, including all amendments made thereto at any time prior to the date of this Agreement. The Company has provided to the Buyer a correct and complete copy of the membership ledger of the Company and such ledger accurately reflects all issuances, transfers, redemptions, and forfeitures of the Equity Interests of the Company and contains a correct and complete list of the current holders of record of the Equity Interests of the Company. The Company has provided to the Buyer a correct and complete copy of the minute books or equivalent records of the meetings, or written actions taken without a meeting, by the members and managers of the Company. All material actions taken by the Company since the date of its formation or incorporation have been duly authorized to the extent so required by applicable Laws and the Governing Documents of the Company. 4.2 Power and Authority. The Company has full limited liability company power and authority to (A) execute and deliver each Ancillary Document to which it is or will be a party, (B) perform its obligations under each such Ancillary Document, and (C) consummate the transactions contemplated by such Ancillary Documents. 4.3 Execution and Delivery. Each Ancillary Document to which the Company is or will be a party has been, or at the Closing will be, duly and validly executed and delivered by or on behalf of the Company. The execution, delivery, and performance by the Company of the Ancillary Documents to which it is a party and the consummation of the transactions contemplated by this Agreement and such Ancillary Documents have been duly authorized by all necessary action on the part of the Company. 4.4 Enforceability. Each Ancillary Document to which the Company is or will be a party constitutes (or, with respect to any such Ancillary Document to be executed by or on behalf of the Company at the Closing, will constitute upon such execution) the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by the Enforceability Limitations. 4.5 Capitalization. (a) Capitalization of the Company. The Sellers are the record and beneficial holders of the percentage of Membership Interests set forth opposite each Seller’s name on Section 4.5(a) of the Disclosure Schedules. All of such issued and outstanding Membership Interests are validly issued, free and clear of all Encumbrances, were issued in compliance with all applicable federal and state securities laws. Except as set forth above in this Section 4.5(a), no Equity Interests in the Company have been authorized, issued, or granted, and the Company has not agreed or committed to authorize, issue, or grant any Equity Interests. 25

(b) No Other Investments. Except as set forth in Section 4.5(b) of the Disclosure Schedules, the Company does not own, beneficially or of record, directly or indirectly, any Equity Interest in any corporation, limited liability company, partnership, joint venture, or other Person. (c) Acquisition of the Company. At the Closing, the Buyer will acquire ownership, directly or indirectly, of all of the Equity Interests in the Company, free and clear of all Encumbrances other than restrictions on transfer imposed by federal and state securities laws. (d) Absence of Certain Rights. Except as set forth in the Governing Documents of the Company, there are no: (i) outstanding or authorized options, warrants, rights (conversion, preemptive, or otherwise), contracts, rights of first refusal or first offer, calls, puts, rights to subscribe, or other agreements or commitments to which any Seller or the Company is a party, or that are binding upon any Seller or the Company, providing for the issuance, conversion, sale, transfer, disposition, or acquisition of the Company’s Equity Interests; (ii) outstanding or authorized synthetic equity or stock appreciation rights, phantom stock, profits participation, or similar rights with respect to the Company; (iii) contractual or statutory preemptive rights or similar restrictions with respect to the issuance or transfer of any Equity Interests of the Company; (iv) voting trusts, proxies, or any other agreements, restrictions, or understandings with respect to the voting of the Equity Interests of the Company; (v) registration rights granted by the Company; or (vi) management rights regarding the Company granted to any Person. 4.6 Non-Contravention. The consummation by the Sellers and the Company of the transactions contemplated by this Agreement and the Ancillary Documents will not: (a) violate or conflict with any provision of the Governing Documents of the Company; (b) require the Company to make any filing with, or obtain any Permit from, any Governmental Authority or otherwise violate any Law or Order to which the Company is subject; (c) result in the creation of any Encumbrance other than Permitted Encumbrances upon any of the assets owned or used by the Company; (d) result in the loss of any Permit; or (e) subject to giving the notices, and obtaining the consents, approvals, and waivers, set forth in Section 4.6(e) of the Disclosure Schedules, (i) require any consent, approval, or waiver from, or the giving of notice to, any third party under any Company Contract, (ii) violate, conflict with, result in a breach of, or constitute a default under, any Company Contract, or (iii) result in the acceleration, modification, cancellation, or termination (or create in any other Person the right to accelerate, modify, cancel, or terminate) any Company Contract, except in the cases of clauses (b), (d) or (e) where the violation, breach, loss, conflict, default, acceleration or failure to give notice would not be, individually or in the aggregate, material to the Company. 4.7 Financial Matters. (a) Financial Statements. The Company has provided to the Buyer the following financial statements (collectively, the “Financial Statements”): (i) the audited balance sheet of the Company as of December 31, 2018, and a preliminary draft of the audited balance sheet of the Company as of December 31, 2019, and the related statements of operations, members’ deficit, and cash flows of the Company for each of the fiscal years then ended; and (ii) the unaudited balance sheet of the Company (the “Latest Balance Sheet”) as of March 31, 2020 (the “Latest Balance Sheet Date”), and the related statements of operations, members’ deficit, and cash flows of the Company for the three-month period then ended (together with the Latest Balance Sheet, the “Current Financial Statements”). (b) Financial Condition. The Financial Statements (including in all cases any notes thereto) have been prepared from the books and records of the Company (which books and records are accurate and complete in all material respects), have been prepared in accordance 26 with GAAP, consistently applied throughout the periods indicated, and fairly present in all material respects the financial condition and results of operations, cash flows, and changes in members’ deficit as at the dates of, and for the periods covered by, such Financial Statements, except that the Current Financial Statements do not include footnotes (which, if presented, would not differ materially from those included in the audited Financial Statements for the fiscal year ended December 31, 2019) and are subject to customary year-end adjustments. The Company maintains such internal accounting controls and procedures as are necessary to provide reasonable assurance regarding the reliability of the financial statements of the Company (including the Financial Statements). (c) No Undisclosed Liabilities. The Company does not have any Liabilities other than (i) Liabilities set forth on the face of the Latest Balance Sheet (rather than in any notes thereto), (ii) current Liabilities that have arisen after the Latest Balance Sheet Date in the Ordinary Course of Business (none of which arose out of any Proceeding, breach or default of a Company Contract, breach of warranty, tort, infringement, or violation of Law), (iii) Liabilities constituting Transaction Expenses incurred in connection with the transactions contemplated by this Agreement, and (iv) Liabilities arising under Company Contracts disclosed in the Disclosure Schedules (none of which arose out of any Proceeding, breach or default of a Company Contract, breach of warranty, tort, infringement, or violation of Law). (d) Powers of Attorney. There are no outstanding powers of attorney executed by or on behalf of the Company that will remain in effect after the Closing Date. 4.8 Recent Events. No Material Adverse Effect has occurred since December 31, 2019. Without limiting the generality of the foregoing, since December 31, 2019, except as set forth on Section 4.8 of the Disclosure Schedules, the Company has not: (a) operated outside of the Ordinary Course of Business or engaged in any transaction outside of the Ordinary Course of Business, including any sale, lease, transfer, or assignment of any of its assets or properties, tangible or intangible, outside of the Ordinary Course of Business; (b) incurred any Indebtedness or caused or permitted to exist any Encumbrance upon any of its assets or properties, tangible or intangible, other than Permitted Encumbrances; (c) amended, renewed, or extended any Material Contract; (d) accelerated, terminated, or canceled any Contract that, if currently in force, would constitute a Material Contract (and no third party accelerated, terminated, or canceled any such Contract); (e) canceled, compromised, waived, or released any right or Claim (or series of related rights and Claims) either involving more than $250,000 or made outside of the Ordinary Course of Business; (f) experienced any damage, destruction, or loss (whether or not covered by insurance) to its assets or properties in excess of $250,000 in the aggregate; (g) amended its Governing Documents; (h) issued or redeemed any of its Equity Interests; 27

(i) entered into or amended any transaction or Contract with a Related Party or distributed or transferred any property or other assets to a Related Party; (j) amended or modified any Company Benefit Plan, other than amendments and modifications required to comply with Law; (k) increased the salary of any of its officers or employees by an amount greater than three percent (3%) of such salary as of December 31, 2019, or paid any bonus to any of its officers or employees in an amount greater than twenty percent (20%) of such person’s salary as of December 31, 2019; (l) made, changed, or rescinded any material Tax election, adopted or changed any method of Tax accounting or any annual accounting period, filed any amended Tax Return or any Tax Return which has not been prepared in accordance with past practice (except as required by applicable Law), settled or compromised any Tax Proceeding, entered into any closing agreement, consented to any extension or waiver of any statute of limitations periods with respect to Taxes that is still in force, failed to pay any material Tax when due and payable (including any estimated Tax payments), incurred any Tax liability outside of the Ordinary Course of Business, surrendered any right to claim a Tax refund, requested any ruling or similar guidance with respect to Taxes, or taken any other similar action related to the filing of any Tax Return or the payment of any Tax; or (m) committed to do any of the foregoing. 4.9 Property. (a) Owned Real Property. Set forth on Section 4.9(a) of the Disclosure Schedules is the address and description of each parcel of real property owned in fee and used or held for use by the Company, and all buildings, structures, improvements, and fixtures thereon, together with all rights of way, easements, privileges, and appurtenances pertaining or belonging thereto, including any right, title, and interest of the Company in and to any street or other property adjoining any portion of such property (the “Owned Real Property”). The Company holds good and marketable title to all such real property described in Section 4.9(a) of the Disclosure Schedule, free and clear of all Encumbrances, except for Permitted Encumbrances. (b) Leased Real Property. Section 4.9(b) of the Disclosure Schedules sets forth a correct and complete list of all real property leased by the Company (the “Leased Real Property”), including for each parcel of Leased Real Property: (i) the street address; (ii) the name and address of the owner (and, if different, the lessor); and (iii) its principal use and approximate square footage. The Company has provided to the Buyer a correct and complete copy of the lease agreement or other instrument pursuant to which each parcel of Leased Real Property is leased by the Company, including all amendments, extensions, renewals, modifications, alterations, and guaranties made thereto at any time prior to the date of this Agreement (each, a “Real Property Lease”). The Company holds a valid, subsisting, and enforceable leasehold interest in each parcel of Leased Real Property under the applicable Real Property Lease. The Company has not assigned, transferred, conveyed, or encumbered any interest in any of the Leased Real Property or in any Real Property Lease and the Company is not a lessor, sublessor, or grantor under any lease, sublease, consent, license, or other instrument granting to another Person any right to the possession, use, occupancy, or enjoyment of all or any portion of any Owned Real Property or Leased Real Property. No party to a Real Property Lease has exercised or given any notice of exercise of any option, right of first offer, or right of first refusal with respect to any Leased Real 28

Property, including any option or right pertaining to purchase, expansion, renewal, extension, or relocation. (c) The Owned Real Property and the Leased Real Property constitutes all of the land, buildings, structures, improvements, fixtures, and other interests and rights in real property that are used, occupied, or held for use by the Company. To the Knowledge of the Company, there is no pending or contemplated condemnation, eminent domain, or similar proceeding (or conveyance in lieu thereof) affecting any of the Owned Real Property or the Leased Real Property. The use of the Owned Real Property and the Leased Real Property for the purposes for which it is currently being used is permitted as of right under applicable Laws and all certificates of occupancy, special use Permits, and other forms of zoning relief necessary for the current use and operation of the Owned Real Property and the Leased Real Property by the Company have been issued. All of the Owned Real Property and the Leased Real Property has access to public roads and to all utilities necessary for the operation of the Business. Except as set forth in Section 4.9(c) of the Disclosure Schedules, all buildings, structures, improvements, fixtures, and mechanical and other systems (including roofs, electrical, plumbing, drainage, septic, sewage, and HVAC) on or at the Owned Real Property and the Leased Real Property are in good condition without material defect (and no condition currently exists that requires material repairs, alterations, or corrections). (d) Personal Property. The Company has good and valid title to all of the personal property shown on the Latest Balance Sheet, other than assets sold in the Ordinary Course of Business, and obsolete assets discarded in the Ordinary Course of Business, since the Latest Balance Sheet Date, free and clear of all Encumbrances other than Permitted Encumbrances. The trucks, automobiles, trailers, machinery, equipment, computer hardware, other office equipment and other tangible assets of the Company, in all material respects, are in good condition and repair (except for ordinary wear and tear not caused by neglect), have been properly and regularly maintained (as applicable), are in good working order and are useable in the Ordinary Course of Business. All raw materials, work-in-process, finished goods, manufacturing and packaging supplies, and other items of inventory are in good and marketable condition and are usable or saleable (as intended) in the Ordinary Course of Business, except for obsolete, excess, damaged, slow-moving, or otherwise unusable inventory that has been written off or written down or for which an appropriate reserve has been taken on the Latest Balance Sheet (with respect to the inventory as of the Latest Balance Sheet Date) or on the Closing Statement (with respect to the inventory as of the Closing Date) in accordance with GAAP. (e) Sufficiency of Assets. The Company owns, leases, or otherwise has the legal right to use all of the assets, properties, and rights necessary for the conduct of the Business, consistent with the past practices of the Company. Other than the Leased Real Property, personal property leased to the Company pursuant to a Company Contract and Intellectual Property licensed to the Company pursuant to a Company Contract, no part of the Business and no asset, right, or interest related to or employed in or reasonably necessary for the conduct of the Business is owned or held by any Related Party or any other Person other than the Company. 4.10 Intellectual Property. (a) Owned Intellectual Property. Section 4.10(a) of the Disclosure Schedules sets forth a correct and complete list of (i) each patent, trademark registration, or copyright registration that has been issued to the Company (collectively, the “Registered Intellectual Property”), (ii) each pending patent application or application for trademark or copyright registration that the Company has made, (iii) each internet domain name registered by the 29

Company, (iv) each corporate name, trade name, and assumed name (whether or not registered as a trademark or service mark) that has been utilized by the Company since January 1, 2017, and (v) each item of proprietary software owned (whether solely or jointly with others) by the Company. Section 4.10(a) of the Disclosure Schedules sets forth a list of any due dates for filings with any patent, trademark, or copyright office or payments to obtain or maintain any Registered Intellectual Property (including office action responses, affidavits of use, affidavits of continuing use, renewals, requests for extension of time, maintenance fees, application fees, and foreign convention priority filings) that fall due within 90 days of the Closing, whether or not such due dates are extendable. To the Knowledge of the Company, each item of Registered Intellectual Property owned by the Company is valid, subsisting, and enforceable under applicable Law in the jurisdiction in which it was registered. The Company possesses all right, title, and interest in and to each item of Company Owned Intellectual Property used in the operation of the Business, free and clear of all Encumbrances other than Permitted Encumbrances. The Company is in compliance in all material respects with all applicable Laws with regard to all Registered Intellectual Property and applications therefor (including payment of filing, examination, and maintenance fees and proofs of working or use), and have filed all documents and paid all Taxes, fees, and other financial obligations required to maintain in force and effect all Registered Intellectual Property listed in Section 4.10(a) of the Disclosure Schedules until Closing. No item of Registered Intellectual Property is subject to any Order and no Proceeding or Claim is pending (or, to the Knowledge of the Company, threatened) that challenges the legality, validity, enforceability, use, or ownership of any item of Company Owned Intellectual Property. The Company is not bound by any existing or contingent covenant or obligation not to sue or otherwise enforce any legal rights with respect to any Company Owned Intellectual Property. (b) Intellectual Property Contracts. Section 4.10(b) of the Disclosure Schedules sets forth a correct and complete list of (i) all Company Contracts pursuant to which other Persons have licensed Intellectual Property to the Company (or otherwise authorized the Company to use Intellectual Property) (“Inbound Licenses”) (except that “off-the-shelf” non- customized software licensed for a total fee of less than $25,000 over a twelve month period for use in the day-to-day operations of the Business need not be listed), (ii) all Company Contracts pursuant to which the Company has licensed Company Intellectual Property to other Persons (or otherwise authorized other Persons to use Company Intellectual Property) (except that Company Contracts involving the non-exclusive license of Company Intellectual Property on the Company’s standard form of terms and conditions provided to Buyer need not be listed), and (iii) all other Company Contracts relating to Intellectual Property. The Company has provided to the Buyer a correct and complete copy of all such Company Contracts. Except pursuant to the Company Contracts listed on Section 4.10(b)(ii) and (iii) of the Disclosure Schedules, the Company has not granted any options, licenses, or agreements of any kind relating to the Company Intellectual Property or the marketing or distribution thereof, except nonexclusive licenses to distributors and end-users in the Ordinary Course of Business consistent with past practice. Each Inbound License is legal, valid, binding, enforceable, and in full force and effect. Each Inbound License (and to the Knowledge of the Company, the underlying item of Intellectual Property) is not subject to any outstanding Order and no Proceeding is pending or, to the Knowledge of the Company, threatened, that challenges the legality, validity, or enforceability of the Inbound License (and to the Knowledge of the Company, the underlying item of Intellectual Property). (c) Assignment of Intellectual Property Rights. Any Company Owned Intellectual Property which has been created by an independent contractor, consultant, or other third party for the Company is the subject of a proper written assignment and/or work made for hire agreement prescribing that the Company is the owner of such Company Owned Intellectual Property. The 30

Company has written agreements with all past and/or present employees requiring such employees to (i) assign all patents, inventions, and other Intellectual Property rights to the Company, as necessary to protect the Company’s ownership interest in the Intellectual Property developed by such employee using the resources of or on the time of the Company, and (ii) maintain the confidentiality of material, non-public information and Trade Secrets of the Company. No current (or, to the Knowledge of the Company, former) director, manager, employee, or officer of the Company owns or otherwise holds any right, title, or interest in or to any Company Owned Intellectual Property (or any Intellectual Property purported to be owned by the Company), or has or has asserted any claim to any right, title, or interest in or to any Intellectual Property that was authored, developed, or otherwise created for the Company or by any such director, manager, employee, or officer within the scope of such Person’s employment or engagement with the Company. The Company is not a member of or party to any patent pool, industry standards body, trade association, or other organization pursuant to the rules of which it is obligated to license any existing or future Intellectual Property to any third party. (d) Sufficiency of Company Intellectual Property. The Company Intellectual Property constitutes all of the Intellectual Property related to, used in, held for use in, or necessary for the conduct of the Business. Each item of Company Intellectual Property will be, following the Closing, owned or available for use pursuant to a written license agreement by the Company on substantially identical terms and conditions as it was immediately prior to the Closing, without restriction and without payment of any kind to any third party (other than amounts that would have been payable by the Company even if the transaction contemplated hereby did not occur). (e) Confidentiality. The Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of its Trade Secrets, Know-How, and other confidential or proprietary information. No Trade Secrets, Know-How, or other confidential or proprietary information of the Company has been disclosed to any third party outside of appropriate confidentiality provisions. To the Knowledge of the Company, there has been no misappropriation, misuse, or breach of confidentiality of any Trade Secrets or other confidential Intellectual Property of the Company by any Person. (f) No Infringement of Third Parties. To the Knowledge of the Company, the Company has not interfered with, come into conflict with, infringed upon, misappropriated, or otherwise violated the Intellectual Property rights of any Person. No Proceeding or Claim has been asserted or is pending (or, to the Knowledge of the Company, has been threatened) alleging any of the foregoing. (g) No Infringement by Third Parties. To the Knowledge of the Company, (i) no Person is engaging in any activity that interferes with, conflicts with, infringes upon, misappropriates, or otherwise violates the Intellectual Property rights of the Company, and no threat, notice, demand, or other communication (oral or written) to that effect has been made by the Company against any Person, and (ii) no Person claims the right to use in connection with similar or closely related goods and in the same geographic area any mark which is identical or confusingly similar to any of the trademarks, service marks, or trade names owned by the Company. (h) Computer Software. The Company owns, or has sufficient license to use, all computer software, including source code, operating systems, files, and documentation, that is used in or necessary for the conduct of the Business as currently conducted (“Computer Software”), and the Closing will not conflict with, alter, or impair any such rights or require the 31 payment of any additional fees or amounts. Section 4.10(h) of the Disclosure Schedules sets forth a list of all material Computer Software (other than agreements relating to commercially- available, off-the-shelf software that has been licensed for a total fee of less than $25,000 over a twelve month period) and identifies any such Computer Software that is owned by the Company rather than licensed from a third party (“Company Owned Software”). No Company Owned Software is subject to a license under any version of the GNU/General Public License (GPL) or another open source software license that requires public disclosure of the source code of the Company’s owned Computer Software or that places restrictions or obligations on the reuse, redistribution, or disclosure of software used with or incorporating such Computer Software. To the Knowledge of the Company, the Computer Software does not contain any malicious or surreptitious code or device, such as a virus, worm, time or logic bomb, disabling device, Trojan horse or other malicious or surreptitious code designed to: (i) disrupt or damage any licensee’s use of such Computer Software or related computer systems; (ii) erase, destroy, or corrupt any licensee’s files or data; or (iii) bypass any technical security measure, or masquerade as compliant, so as to obtain access to any of licensee’s hardware or software in contravention of such technical security measures. The Company implements commercially reasonable measures designed to prevent the introduction of malicious code into Company Software, including firewall protections and regular virus scans. No source code with respect to the Company Owned Software has been disclosed to any third party without appropriate intellectual property protections or non-disclosure agreements in place, nor has any third party asserted any right to obtain the source code for the Company Owned Software. The Company has not deposited, and is not required to deposit, with an escrow agent or any other Person, any source code for the Company Owned Software. The Company is in actual possession and control of the source code for all Company Owned Software, including, without limitation, the most current version of the source code for all Company Owned Software, and can produce such source code upon request. The source code includes all material documentation, modules, sub-routines, dependencies and other software needed to enable a software developer of reasonable skill to understand, debug, repair, revise, modify, enhance, compile, support and otherwise utilize the Company Owned Software without reference to other sources of information other than commercially available third-party or open source code, the use of which is standard in software engineering. The source code for the Company Owned Software will compile into object code or are otherwise capable of being installed and operated, and once compiled, installed and/or operated, as applicable, will comply with the representations and warranties set forth in this Section 4.10(h). (i) Data; Databases. The Company owns, or has sufficient license to use, all data, databases, and associated files and documentation, that are used in or necessary for the conduct of the Business as currently conducted, including data from its customers’ use of Company Owned Software (“Company Data”), and the Closing will not conflict with, alter, or impair any such rights or require the payment of any additional fees or amounts. All Company Data is and has at all times been collected, processed, transmitted, stored, and used in the United States consistent with all applicable Laws, contractual and fiduciary obligations, requirements of self-regulatory organizations, consumer-facing statements in any marketing or promotional materials, and any Company policies relating to the collection, processing, transmission, storage, and use of Company Data. (j) Protected Information. The execution, delivery, and performance of this Agreement by Sellers, and the consummation of the transactions contemplated hereby, will not impair in any material respect any right in, or cause the Company to be in violation or default under, any policy, Company Contract, or Laws applicable to, any private, personal, or proprietary information acquired by the Company or used by the Company in the conduct of its business in substantially the manner and to the extent presently conducted or contemplated. To the 32

Knowledge of the Company, the Company has been and is in compliance with all applicable industry practices and all Laws applicable to the Company’s collection, storage, use, transfer and processing of Protected Information. The Company has provided to Buyer correct and complete copies of any privacy policies that the Company has established for the operation of the Business. The Company has complied and is in compliance with their online and internal privacy policies. (k) Unauthorized Use. The Company has taken commercially reasonable measures, consistent with industry standard security practices, designed to protect the Company Systems, the confidentiality, integrity, and security of their respective software, databases, systems, networks, and Internet sites and all information stored or contained therein or transmitted thereby from any unauthorized use, access, interruption, or modification by third parties (“Unauthorized Use”), and has complied in all material respects with its own policies, industry standard practices, and any Laws applicable to the Company with regard to the transmission and storage of such information. To the Knowledge of the Company, the Company has not experienced any Unauthorized Use of such information or any Company Systems. (l) Information Technology Infrastructure. The information technology hardware, software, and other systems (collectively, the “Company Systems”) that are owned or licensed by the Company are sufficient in all material respects for the current needs of the Business. The Company has implemented commercially reasonable administrative, technical, and physical safeguards and back-up, disaster recovery, business continuity, and incident response plans, procedures, and policies substantially consistent with industry practices. In the last three years, there have been no failures, breakdowns, continued substandard performance, or other adverse events affecting any Company Systems that have caused or could reasonably be expected to result in a material disruption of or interruption in or to the use of Company Systems and/or the conduct of the Business. The Company has made available to Buyer access to the Company’s security, disaster recovery, and business continuity plans, procedures, and facilities. The Company acts in compliance with such plans and procedures and has taken commercially reasonable efforts to test such plans and procedures on a periodic basis. (m) Data Protection. The Company is not subject to the General Data Protection Regulation ((EU) 2016/679), or any national implementing Laws relating thereto. To the Knowledge of the Company, the Company does not store or transfer any Protected Information offshore to, or receive any Protected Information from, any location outside the United States of America. The Company has not and does not collect, create, process, use, disclose, store, transfer, or destroy any Protected Health Information (as defined under HIPAA) from or on behalf of any source, and therefore is exempt from HIPAA’s requirements. As used herein, “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, and the Health Information Technology for Economic and Clinical Health Act, and their implementing regulations. 4.11 Contracts. (a) Material Contracts. Section 4.11(a) of the Disclosure Schedules sets forth a correct and complete list of each Company Contract that is described in any subsection below (and identifies each subsection that is applicable to such Company Contract) (each, a “Material Contract”): (i) any Contract (A) for the sale of goods or provision of services by the Company or the distribution of products made by the Company that (1) generated gross revenues to the Company in excess of $250,000 during the calendar year ended 33

December 31, 2019, or (2) is reasonably expected to generate gross revenues to the Company in excess of $250,000 during the calendar year ending December 31, 2020, or (B) pursuant to which the Company is or may be entitled to receive payments after the date of this Agreement in excess of $250,000; (ii) a Contract (A) for the purchase of materials, supplies, merchandise, equipment, or other goods or services by the Company requiring annual or aggregate payments by the Company in excess of $250,000, or (B) pursuant to which the Company has any Liability after the date of this Agreement in excess of $250,000; (iii) a Real Property Lease; (iv) a Contract pursuant to which the Company leases personal property (whether capital leases, operating leases, or conditional sales agreements); (v) a Contract set forth, or required to be set forth, in Section 4.10(b) of the Disclosure Schedule; (vi) a Contract for employment or consulting services; (vii) a Contract pursuant to which any the ownership or right to use any information or data is transferred to or from the Company; (viii) a Contract to which any Related Party is a party or in which any Related Party has a personal interest (other than Contracts for employment or consulting services that are set forth on Section 4.11(a)(vi) of the Disclosure Schedules and other than oral Contracts for at-will employment); (ix) a Contract that evidences, secures, or otherwise involves Indebtedness, that subjects any assets of the Company to any Encumbrance (other than a Permitted Encumbrance) or by which the Company guarantees or assumes any Liability of another Person; (x) a Contract involving hedges or swaps (interest rate or currency), futures, derivatives, or similar instruments, regardless of value; (xi) a Contract that imposes (or could by its terms impose) any restriction on the Company with respect to (A) the scope or type of business it may conduct, (B) the geographical area in which it may conduct business, (C) the customers it may solicit or to which it may provide goods or services, (D) the vendors or providers from which it may purchase goods or services, or (E) the employees or consultants it may solicit or hire; (xii) a Contract that imposes any exclusivity obligation in connection with the Company’s sale or purchase of goods or services; (xiii) a Contract pursuant to which the Company is obligated to provide indemnification to any Person (other than warranties given by the Company with respect to the goods or services sold or provided by it in the Ordinary Course of Business); (xiv) a Contract providing for the payment of severance to an employee or other service provider upon their termination of service to the Company; 34

(xv) a Contract pursuant to which the Company will be required to make a Transaction Payment; (xvi) a Contract relating to any acquisition or divestment of any business; (xvii) a Contract relating to a joint venture, partnership, or similar entity, or otherwise involving a sharing of profits or losses; (xviii) a Contract with a labor union or labor association, including any collective bargaining agreement; (xix) a Contract under which any Liability of the Company is accelerated, increased, or otherwise modified as a result of the consummation of the transactions contemplated by this Agreement; or (xx) a Contract that is otherwise material to the Company or the conduct of the Business. (b) Status of Material Contracts. Each Material Contract is in full force and effect and is a valid and legally binding agreement of and is enforceable against each party thereto in accordance with its terms, subject to the Enforceability Limitations. The Company has performed all of the obligations required to be performed by it under each Material Contract. There has been no breach or default (or event that with the passage of time, the giving of notice, or both would constitute a breach or default) under any Material Contract by the Company or, to the Knowledge of the Company, by any other party that has not been cured or waived. The Company has not received any notice from any other party to a Material Contract of any inadequate performance, non-performance, breach, default, termination, or intention to terminate or materially alter its relationship with the Company or the Business. The Company has not assigned, transferred, conveyed, provided a waiver under, or encumbered any Material Contract or any interest therein. The Company has provided to the Buyer a correct and complete copy of each written Material Contracts (together with all amendments, waivers, or other changes thereto), and a summary of the material terms of all non-written Material Contracts. 4.12 Customers and Suppliers. (a) Listing. Section 4.12(a) of the Disclosure Schedule sets forth a correct and complete list of (i) the twenty (20) largest customers of the Company, measured by gross sales dollars, for the fiscal year ended December 31, 2019 and for the three months ended March 31, 2020 (each, a “Major Customer”), and (ii) the twenty (20) largest suppliers to the Company, measured by invoiced dollars, for the fiscal year ended December 31, 2019 and for the three months ended March 31, 2020 (each, a “Major Supplier”), and the dollar amount of business conducted with each Major Customer and Major Supplier for such periods. (b) Absence of Certain Matters. Except as set forth in Section 4.12(b) of the Disclosure Schedule, since January 1, 2017, there has been no material dispute between the Company and any Major Customer or Major Supplier and there has been no allegation in writing by any Major Customer or Major Supplier of any inadequate performance, non-performance, breach, or default by the Company in connection with its business relations with such Major Customer or Major Supplier. Except as set forth in Section 4.12(b) of the Disclosure Schedule, no Major Customer or Major Supplier has terminated, cancelled, or otherwise substantially modified or, to the Knowledge of the Company, no Major Customer or Major Supplier intends to 35 terminate, cancel, or otherwise substantially modify: (i) its relationship with the Company; (ii) its services, supplies, or materials to the Company; or (iii) its usage or purchase of the services or products of the Company, or the pricing, volume, timing, or other terms thereof. 4.13 Accounts Receivable. The accounts receivable of the Company reflected on the Latest Balance Sheet and the accounts receivable arising after the date thereof are valid and enforceable receivables (and to the Knowledge of the Company not subject to any dispute, counterclaim, defense, deduction, credit, set-off, or other offset). All such accounts receivable (a) have been incurred in the Ordinary Course of Business consistent with past custom and practice, and (b) subject to a reserve for bad debts shown on the Latest Balance Sheet or, with respect to accounts receivable arising after the Latest Balance Sheet, on the accounting records of the Company, are current and collectible in accordance with their terms at the full face amounts thereof without offset or discount. 4.14 Labor and Employment. (a) Schedule of Employees and Compensation. Section 4.14(a) of the Disclosure Schedules sets forth a correct and complete list of all persons who are employees, independent contractors, or consultants of the Company as of the date of this Agreement, including any such employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such person the following information as of the date of this Agreement: (i) name; (ii) title or position and primary location of employment; (iii) status (whether full- or part-time and whether active or on a leave of absence); (iv) “exempt” or “non-exempt” status under the Fair Labor Standards Act of 1938, as amended; (v) hire date; (vi) current annual base compensation rate; (vii) date and amount of last increase in compensation; (viii) commission, bonus, or other incentive-based compensation; (ix) number of days of accrued and unused vacation, sick leave, and other paid time off; and (x) a description of any fringe benefits provided to such person (other than participation in Company Benefit Plans). (b) Compensation. The Company has provided all employees, independent contractors, and consultants of the Company with all salary, wages, commissions, bonuses, and other compensation and benefits that became due and payable through the date of this Agreement (or accrued in full on the Closing Statement) except for (i) ordinary salary, wages, and commissions payable with respect to the Company’s current payroll period, and (ii) accrued and unused vacation, sick leave, or other paid time-off. The Company has not instituted any “freeze” of, or delayed or deferred the grant of, any cost-of-living or other salary adjustments for any of its employees, independent contractors, or consultants. The Company has provided to Buyer as of the Closing Date a true, correct, and complete schedule indicating for each Company Continuing Employee the type and number of days of such Company Continuing Employee’s Accrued PTO. (c) Legal Compliance. The Company is, and has at all times during the last five (5) years been, in material compliance with all applicable Laws pertaining to labor and employment practices, including but not limited to all Laws relating to terms and conditions of employment, discrimination, harassment, retaliation, verification of employment eligibility, leaves of absence, paid sick leave, wage and hour, meal and rest break periods, overtime compensation, correct classification of independent contractors and of employees as exempt and non-exempt, and occupational safety and health. The Company is not liable for the payment of any Taxes, fines, penalties, or other amounts (however designated) for failure to comply with any of the foregoing Laws. The Company, to the extent applicable, has timely filed all reports, information, and notices required under any Law respecting the hiring, hours, wages, occupational safety and health, employment, promotion, termination, or benefits of each employee. The Company is, and 36 has at all times been, in compliance with all applicable Laws related to immigration, including Form I-9 requirements and any applicable mandatory E-Verify obligations. (d) Proceedings and Claims. There are no Claims or Proceedings pending (or, to the Knowledge of the Company, threatened) between the Company and one or more of its current or former employees, applicants, interns, consultants, or independent contractors (including for actual or alleged harassment, discrimination, retaliation, or similar tortious conduct, breach of contract, wages, hours, overtime compensation, employee classification, working conditions, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract, or interference with actual or prospective economic advantage, or any other employment related matter arising under applicable Laws). There are no Claims pending (or, to the Knowledge of the Company, threatened) against the Company under any workers’ compensation or long-term disability plan or policy. There are no Claims, Proceedings, audits, or investigations pending (or, to the Knowledge of the Company, threatened) by or with any Governmental Authority or arbitrator arising out of labor and employment matters. (e) Other Service Providers and Employee Classifications. Section 4.14(e) of the Disclosure Schedules sets forth a correct and complete list of each current consultant or independent contractor engaged or retained by the Company, including their name, their date of engagement, the nature of the services provided by them, and the terms of their compensation. The Company has correctly classified and treated each of their independent contractors, consultants, and employees as “employees” or “independent contractors” and as “exempt” or “non-exempt” under all applicable Laws and have properly reported and treated all compensation paid to such service providers for all purposes (including under all Laws, including the Fair Labor Standards Act of 1938, as amended, and similar state or local Laws). (f) Labor Matters. The Company is not party to any collective bargaining agreement or other labor union contract or subject to a legal duty to bargain with any trade union, works council, or similar labor organization on behalf of any employees of the Company. There is not, and has never been, any union or similar labor organization representing or purporting to represent (or, to the Knowledge of the Company, attempting to represent or organize) any employees of the Company. There is not, and has never been, any union or group of employees seeking to organize employees for the purpose of collective bargaining. The Company has not ever been subject to, and there has never been any threat of, any labor strike, work slowdown or stoppage, lockout, or similar action affecting the Company or any of its employees. The Company has not been a party to any collective bargaining agreement or other labor union contract at any time and the Company does not have any Liability in connection with any collective bargaining agreement or other labor union contract. (g) WARN Act. The Company has not effectuated a “plant closing” or “mass layoff” as defined in the WARN Act or taken any other action that would trigger notice or liability under the WARN Act, and the Company does not have any plans to undertake any action in the future that would trigger the WARN Act. The Company has not suffered an “employment loss” under the WARN Act during the ninety (90)-day period prior to the date of this Agreement. (h) Prior Agreements. To the Knowledge of the Company, no employee of the Company is in any respect in violation of any material term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation: (i) to the Company or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company or (B) to the knowledge or use of trade secrets. 37

(i) Sexual Harassment. The Company is not a party to a settlement agreement with a current or former manager, officer, employee, or independent contractor that involves allegations relating to sexual harassment by a manager, officer, employee, or independent contractor of the Company or any vendor or customer of the Company related to such vendor or customer’s relationship with the Company. In the last three (3) years, no allegations of sexual harassment have been made against a manager, officer, or employee of the Company, and there are no pending or, to the Company’s Knowledge, threatened Proceedings against the Company or any of its managers, officers, or employees involving allegations of sexual harassment. (j) The representations and warranties set forth in this Section 4.14 are the Company’s sole and exclusive representations and warranties regarding labor and employment matters. 4.15 Employee Benefits. (a) Listing of Company Benefit Plans. Section 4.15(a) of the Disclosure Schedules sets forth a correct and complete list of all Employee Benefit Plans (i) maintained or sponsored by the Company, (ii) contributed to, or required to be contributed to, by the Company or to which the Company is obligated to or has had an obligation to contribute to, (iii) with respect to which the Company has any Liability or potential Liability (whether direct or indirect, contingent or otherwise, including all Employee Benefit Plans contributed to, maintained, or sponsored by an ERISA Affiliate if the Company has any Liability or potential Liability with respect to such Employee Benefit Plans), or (iv) with respect to which Buyer or any of its Affiliates would reasonably be expected to have any Liability, direct or indirect, contingent or otherwise. The Employee Benefit Plans disclosed or required to be disclosed in Section 4.15(a) of the Disclosure Schedules are referred to collectively herein as the “Company Benefit Plans.” (b) Plan Documents. With respect to each Company Benefit Plan, the Company has provided the Buyer with true, complete and correct copies, to the extent applicable, of (i) all documents pursuant to which the Company Benefit Plans as currently in effect are documented, maintained, funded and administered, (ii) copies of any summary plan descriptions, summaries of material modifications, summaries of benefits and coverage, COBRA communications, employee handbooks and any other written communications (or a description of any oral communications) relating to any Company Benefit Plan, (iii) the two most recent annual reports (Form 5500 series) filed with the IRS (with attachments), (iv) the two most recent financial statements, actuarial valuations or reports, if applicable, (v) in the case of any Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code, the most recent nondiscrimination tests performed under the Code, and (vi) all governmental rulings, determinations, and opinions (and pending requests for rulings, determinations, or opinions), including, in the case of any Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the IRS and any legal opinions issued thereafter with respect to such Company Benefit Plan’s continued qualification. (c) Absence of Certain Plans and Liabilities. No Company Benefit Plan is, and the Company has not ever maintained, sponsored, contributed to, or had an obligation to contribute to, or ever had any Liability or potential Liability (including actual or potential withdrawal liability, as applicable) with respect to, (i) any “multiemployer plan,” as such term is defined in Section 3(37) of ERISA, (ii) any “employee pension benefit plan” (within the meaning set forth in ERISA Sec. 3(2)) subject to Title IV of ERISA, or (iii) any plan that provides health, life insurance, accident, or other “welfare-type” benefits to current or future retirees, current or future former employees, or current or future former service providers, their spouses, dependents, or 38 other beneficiaries, other than in accordance with Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA or applicable state continuation coverage Law. The Company does not have any Liabilities of the kind required to be disclosed pursuant to SFAS No. 106 or SFAS No. 112. (d) Consequences of Acquisition. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event such as termination of employment or other service) (i) result in or cause any payment (whether of separation, severance or termination pay, or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution or increase in benefits with respect to any Company Benefit Plan or any current or former director, manager, officer, employee, or other service provider of the Company, or give rise to any obligation to fund any such payment or benefit, in each case, or (ii) limit the ability of the Company to amend or terminate any Company Benefit Plan. (e) Unfunded Liabilities. With respect to each Company Benefit Plan, all required payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Closing have been made or properly accrued for on the Financial Statements. No Company Benefit Plan has any unfunded Liabilities. (f) Compliance. Each Company Benefit Plan and all related trusts, insurance contracts, and funds have been maintained, funded, and administered in compliance in all material respects with its terms and all applicable Laws, including ERISA and the Code. No event or omission has occurred in connection with any Company Benefit Plan that would reasonably be expected to subject the Company to a material fine, penalty, Tax, or similar Liability, whether pursuant to any agreement, instrument, indemnification obligation, statute, regulation, rule of law, or otherwise, including, but not limited to, any Tax under Chapter 43 of Subtitle D of the Code or a civil penalty under Section 502(i) or 502(l) of ERISA. No Proceedings with respect to the Company Benefit Plans (other than routine claims for benefits) or any fiduciary or other person dealing with such Company Benefit Plans are pending or, to the Knowledge of the Company, threatened and there are no facts that could reasonably give rise to or reasonably be expected to give rise to any such Proceedings. (g) No Commitments. Neither the Company nor any officer, director, manager, employee, or agent of the Company has made any statements, whether oral or written, regarding the Company Benefit Plans or other compensation or benefit arrangements to be adopted, amended, maintained, modified, or terminated by the Company after, or in connection with, the Closing that will result in additional Liability to the Company or the Buyer, whether direct or indirect, in excess of any existing liability of the Company as of the Closing. Each Company Benefit Plan can be amended, terminated, or otherwise discontinued after the Closing in accordance with its terms, without material liabilities to Buyer, the Company, or any of their Affiliates other than ordinary administrative expenses typically incurred in a termination event. (h) 401(a) Plans. Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code, and each trust (if any) forming a part thereof, has either received a favorable determination or opinion letter from the IRS as to the qualification under Section 401(a) of the Code of such Company Benefit Plan and the tax-exempt status under Section 501(a) of the Code of such related trust, or the applicable remedial amendment period for seeking such a determination has not expired. The Company has delivered to the Buyer a copy of the most recent such determination or opinion letter and nothing has occurred that could reasonably be 39 expected to adversely affect the qualification of such Company Benefit Plan or the tax-exempt status of such related trust. (i) 409A. Each contract, arrangement, or plan of the Company that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code) complies with and has been maintained in accordance with the requirements of Section 409A of the Code and the applicable guidance issued thereunder in all respects and no amount under any such contract, arrangement, or plan is or has been subject to the interest and additional Tax set forth under Section 409A(a)(1)(B) of the Code. The Company does not have any actual or potential obligation to reimburse or otherwise “gross-up” any Person for the interest or additional Tax set forth under Section 409A(a)(1)(B) or Section 4999 of the Code. Section 4.15(i) of the Disclosure Schedules sets forth a correct and complete list of each and every contract, arrangement, or plan of the Company that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409(A)(d)(1) of the Code). (j) The representations and warranties set forth in this Section 4.15 are the Company’s sole and exclusive representations and warranties regarding employee benefit matters. 4.16 Legal Compliance. (a) Permits. The Company possesses all material Permits required for the ownership, occupation, or operation of its facilities, properties, and assets or the conduct of the Business (“Current Permits”). Each Current Permit is valid and in full force and effect, and the Company is in compliance in all material respects with all terms and conditions of each Current Permit. The Company has not received any written notice from any Governmental Authority alleging any actual or possible violation of or failure to comply with any Current Permit or any actual or possible revocation, withdrawal, suspension, cancellation, termination, or material adverse modification of any Current Permit. Section 4.16(a) of the Disclosure Schedule sets forth a correct and complete list of each Current Permit and the Company has provided a correct and complete copy of each Current Permit to the Buyer. The Company has not incurred any material Liability for any failure to possess or maintain any Permit, or for any violation or non-compliance with the terms of any Permit, at any time prior to the date of this Agreement. (b) Compliance with Law. The Company is, and has at all times during the past five (5) years been, in compliance in all material respects with all Laws applicable to the Company or the conduct of the Business. During the past five (5) years, no Proceeding has been commenced or threatened in writing against the Company alleging any violation of Law. During the past five (5) years, no Person has made any Claim to the Company in writing (or, to the Knowledge of the Company, orally or otherwise) alleging any violation of Law. To the Knowledge of the Company, the Company (and each Representative of the Company in their capacity as such) is not, nor has it been during the last five (5) years, under investigation by any Governmental Authority with respect to any possible or alleged violation of Law. (c) None of the representations and warranties contained in this Section 4.16 shall be deemed to relate to labor and employment matters (which are governed by Section 4.14), employee benefits matters (which are governed by Section 4.15), tax matters (which are governed by Section 4.18) or environmental matters (which are governed by Section 4.19). 4.17 Litigation. Section 4.17 of the Disclosure Schedules sets forth a correct and complete list of (a) each Order to which the Company is subject, (b) each pending Proceeding to which the Company is 40 a party, (c) each other Proceeding to which the Company was a party at any time since January 1, 2017, (d) each instance since January 1, 2017, in which a third party has threatened in writing (or, to the Knowledge of the Company, orally or otherwise) to commence a Proceeding against the Company, (e) each instance since January 1, 2017, in which the Company has threatened in writing to commence any Proceeding against a third party, and (f) any Proceeding that the Company currently intends to commence against a third party. For purposes of this Section 4.17, each reference to the Company includes any Representative of the Company in their capacity as such. 4.18 Taxes. Except as set forth in Section 4.18 of the Disclosure Schedules: (a) The Company has timely filed with the appropriate Taxing Authorities all income and material non-income Tax Returns required by applicable Law, and such Tax Returns are true, correct, and complete in all material respects. Except for those Tax Returns that are on extension as identified on Section 4.18(a) of the Disclosure Schedules, the Company has not requested or obtained any extension of the time in which to file any Tax Return that has not been filed or to pay any Tax that has not been paid. (b) The Company has paid and discharged in full all Taxes due and payable under applicable Laws (whether or not shown or required to be shown on any Tax Return). The unpaid Taxes of the Company did not, as of the date of the Latest Balance Sheet, exceed the reserve for Tax liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) accrued on the Latest Balance Sheet (rather than in any notes thereto) and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Company in filing its Tax Returns. Since the Latest Balance Sheet Date, the Company has not incurred any liability for Taxes outside the Ordinary Course of Business. (c) There are no outstanding agreements, waivers, consents, or arrangements in writing extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company for any taxable period that will be in effect as of the Closing, and no written request for any such agreement, waiver, consent, or arrangement is outstanding. (d) There are no Encumbrances with respect to Taxes on any of the assets of the Company (other than Permitted Encumbrances), and no written claim for unpaid Taxes has been made by any Taxing Authority that could give rise to any such Encumbrance. (e) In the last five (5) years, no audits, claims, examinations, or investigations or other Proceedings with respect to Taxes of the Company are pending or, to the Knowledge of the Company, threatened or contemplated. In the last five (5) years, the Company has not been notified in writing of any proposed assessment of Tax by a Taxing Authority (f) The Company has complied with all applicable Laws relating to the payment and withholding of Taxes, and has duly withheld and paid over to the proper Taxing Authority all material amounts required to be withheld and paid over from amounts paid or owing to any employee, independent contractor, member, creditor, or other third party. The Company has properly received and maintained any and all certificates, forms, and other documents required by applicable Law for any exemption from withholding and/or remitting any Taxes. (g) The Company has properly collected and remitted all material sales and similar Taxes with respect to sales or leases made or services provided to its customers and has properly 41 received and retained any appropriate Tax exemption certificates or other documentation for all such sales, leases, or other services made without charging or remitting sales or similar Taxes that qualify as exempt from sales and similar Taxes. (h) No claim has ever been made in writing by any Taxing Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. To the Company’s Knowledge, the Company is not subject to Tax in any jurisdiction outside of the United States by virtue of having a permanent establishment or other fixed place of business or having a source of income in that jurisdiction. (i) The Company is not a party to or bound by, or has any liability under, any Tax indemnity, allocation, sharing, or similar agreement other than commercial agreements with third parties not primarily related to Taxes. (j) The Company (i) is not nor has it ever been a member of an affiliated group of corporations filing a consolidated U.S. federal income Tax Return or other consolidated, combined, unitary, or aggregate Tax Return under any applicable Tax Law and (ii) does not have any liability for the Taxes of another Person under Treasury Regulations Section 1.1502-6 (or any similar provision of foreign, state or local Law) or as a transferee or successor, by contract, or otherwise. (k) The Company (i) has not executed or entered into a closing agreement pursuant to Section 7121 of the Code (or any similar provisions of foreign, state or local Law), (ii) has not received any private letter ruling from the IRS or comparable rulings of any other Taxing Authority (and no request for any such ruling is currently pending), (iii) has not distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code, and (iv) is not nor has it been a party to any “reportable transaction,” as defined in Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b). (l) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in, or use of an improper, accounting method before the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of any federal, state, provincial, local, or non-U.S. income Tax Law) executed on or prior to the Closing Date, (iii) transaction occurring prior to the Closing reported under the installment method of accounting, the “open transaction” method, the completed contract method of accounting, the long-term contract method of accounting, or the cash method of accounting, (iv) prepaid amount received on or prior to the Closing Date or deferred revenue accrued on or prior to the Closing Date, or (v) election under Section 108(i) of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax Law). (m) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement (including the representations in this Section 4.18) shall be construed as providing a representation or warranty concerning Buyer’s or the Company’s ability to utilize or otherwise benefit from net operating losses, capital losses, deductions, Tax credits and other Tax attributes (including methods of accounting) of the Company in or with respect to any Tax period beginning after the Closing Date (n) The Company is, and at all times since its formation or organization has been, classified as a partnership for U.S. federal income Tax purposes under Treasury Regulations 42

Sections 301.7701-2 and 301.7701-3 (and state, local, and foreign income Tax purposes where applicable) (a “Partnership”), and no election has been or will be filed, no action has been or will be taken, and no failure to act has occurred or will occur, in each case prior to the Closing, that would result in the Company being classified as an entity that is not a Partnership for U.S. federal income Tax purposes (and state, local, and foreign income Tax purposes where applicable), excluding, for these purposes, the transactions contemplated by this Agreement. (o) The representations and warranties set forth in this Section 4.18 are the Company’s sole and exclusive representations and warranties regarding Tax matters. 4.19 Environmental Matters. (a) Certain Definitions. (i) “Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource. (ii) “Environmental Law” means any applicable Law relating to (A) public or occupational health and safety, (B) advising appropriate authorities, employees, and the public of the use of or releases of Hazardous Materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have an impact on the Environment, (B) preventing or reducing to acceptable levels the release (meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment, without giving effect to any thresholds on quantity or time in any Environmental Law) into the Environment of, or the exposure of employees or the public to Hazardous Materials, (C) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of solid, gaseous, or liquid waste generation, handling, treatment, storage, disposal, or transportation, (D) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of, (E) protecting the air, water, land, wetlands, natural resources, wildlife (including endangered species), or other ecological amenities, (F) reducing to acceptable levels the risks inherent in the transportation of Hazardous Materials, (G) cleaning up Hazardous Materials that have been released, preventing the threat of release, or paying the costs of such cleanup or prevention, or (H) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets. (iii) “Environmental Liabilities” means any Liability of the Company (or any Representative of the Company in their capacity as such) under any Environmental Law arising from the operations of the Business (including in connection with the off-site shipment of Hazardous Materials by the Company) or conditions at or under, or releases of Hazardous Materials onto or from, any Relevant Property (including the air, soil, groundwater, surface water, or within any buildings or structures), in each case including (A) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, Claims and response, investigative, remedial or inspection costs and expenses arising under any Environmental Law, (B) financial responsibility under any 43

Environmental Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response action required by any Environmental Law and for any natural resource damages, or (C) any other compliance, corrective, investigative, or remedial measure required under any Environmental Law. (iv) “Environmental Permit” means any Permit required under or issued pursuant to Environmental Laws for the ownership, occupation, or operation by the Company of its facilities, properties, or assets, or the conduct of the Business. (v) “Hazardous Materials” means any waste, pollutant, contaminant, hazardous substance, toxic or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process-intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the use, handling or disposal of which, or exposure to, is governed by or subject to any Environmental Law. (vi) “Relevant Property” means any property owned, used, operated, or leased (or, to the Knowledge of the Company, previously owned, used, operated, or leased) by the Company (including offsite disposal sites). (b) Compliance with Environmental Law. The Company is, and at all times during the past five (5) years has been, in compliance in all material respects with all Environmental Laws. (c) Environmental Permits. The Company possess all Environmental Permits required for the ownership, occupation, or operation of its facilities, properties, and assets or the conduct of the Business. Each Environmental Permit is valid and in full force and effect, and the Company is in compliance in all material respects with all terms and conditions of each Environmental Permit. No Environmental Law imposes any obligation on the Company, the Sellers, or the Buyer to give prior notification to, or receive the prior approval of, any Governmental Authority in connection with the transactions contemplated by this Agreement, including any such notification or approval for the direct or indirect transfer to the Buyer of any Environmental Permit. (d) No Orders. Neither the Company nor, to the Knowledge of the Company, any Relevant Property is subject to any Order pursuant to any Environmental Law or in connection with Hazardous Materials. To the Knowledge of the Company, (i) no portion of any Relevant Property is listed under CERCLA or any similar ranking or listing under any state Law and (ii) there is no pending or threatened investigation or proceeding that could result in all or a portion of any Relevant Property being listed under CERCLA or any similar ranking or listing under any state Law. (e) No Releases. To the Knowledge of the Company, the Company has never disposed of, released (meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment, without giving effect to any thresholds on quantity or time in any Environmental Law), or placed any Hazardous Materials on, under, or at any Relevant Property, other than in material compliance with Environmental Laws. 44

(f) No Environmental Liabilities. There are no material Environmental Liabilities. To the Knowledge of the Company, there are no Encumbrances arising under or pursuant to any Environmental Laws on any property owned, used, operated, or leased by the Company. (g) No Notices. During the past five (5) years, or at any time with regard to matters which remain unresolved, the Company has not received any written notice from any Person (including any Governmental Authority or the current or prior owner or operator of the Company’s properties or facilities) alleging (i) the Company’s violation or failure to comply with any Environmental Law, (ii) any obligation for the Company to undertake or bear the cost of any Environmental Liabilities or (iii) any harm to the Environment at any Relevant Property or any other facility or property at or to which Hazardous Materials have been generated, manufactured, refined, processed, treated, used, imported, transferred, transported, stored, handled, disposed, recycled, or received by the Company (or any third party for whose conduct the Company is responsible), including offsite disposal sites. (h) Environmental Reports. The Company has provided to the Buyer copies of all reports, studies, analyses, and tests relating to the Company’s compliance with Environmental Laws or the presence or absence of potential or actual Environmental Liabilities that have ever been generated and are in the possession or control of the Company. (i) The representations and warranties set forth in this Section 4.19 are the Company’s sole and exclusive representations and warranties regarding environmental matters. 4.20 Insurance. Section 4.20 of the Disclosure Schedules sets forth a correct and complete list of each insurance policy and self-insurance program maintained by the Company (excluding Company Benefit Plans) and complete and correct copies of all such policies have been provided by the Company to the Buyer. The policies of insurance maintained by the Company cover such risks, and are in such amounts and with such deductibles and exclusions, as are required for compliance in all material respects with all requirements of Law and Contracts of the Company. Insurance policies providing substantially comparable insurance coverage have been in effect continuously since January 1, 2017. The Company is not in default with respect to its obligations under any of such insurance policies, and no event has occurred that, with notice or the lapse of time, or both, would constitute such a default or permit termination, modification, or acceleration under such policy. All premiums due and payable under each such insurance policy have been duly and timely paid and no premiums, insurance cost allocations, or other charges will be due and payable by the Company after the Closing (including for retroactive or retrospective premium adjustments or for losses or otherwise) in respect of any period prior to the Closing. No policy limits of liability under any such insurance policies have been exhausted or materially eroded or reduced. The Company has not received any written notice from or on behalf of any insurance carrier issuing policies relating to or covering the Business, the Company, or any of their properties or assets that there has been or will be a cancellation or non-renewal of, or any material premium increase with respect to, any existing policies. The Company has not failed to give any notice or present any claim under any applicable insurance policy in a due and timely fashion and there is no material claim by the Company pending under any such insurance policy as to which coverage has been questioned, denied, or disputed by the underwriters of such policy. 4.21 Related Party Transactions. Except as set forth on Section 4.21 of the Disclosure Schedules, no Related Party (a) provides or performs any services for or on behalf of the Company (other than pursuant to a Contract for employment entered into in the Ordinary Course of Business), (b) has any direct or indirect interest in any asset or property used in or pertaining to the Business, (c) has directly or indirectly engaged in any transaction with the Company since January 1, 2017, or (d) directly or indirectly 45 holds an equity interest or serves as a director, manager, or employee of any supplier, customer, or competitor of the Company. 4.22 Product Warranties and Recalls. There are no pending (and, to the Company’s Knowledge, there is no reasonable basis for any) material warranty Claims (excluding customer claims for normal rework in the Ordinary Course of Business consistent with the Company’s past practice and experience) with respect to products sold by the Company. The Company’s aggregate Liability for warranty expense with respect to products sold by the Company prior to Closing will not be in excess of any warranty expense reserve set forth on the Current Financial Statements. There have been no product recalls on any products of the Company in the last five (5) years. 4.23 Banks. The Company has provided to Buyer the names and locations of all banks or other financial institutions in which the Company has accounts or safe deposit boxes, and the names of all Persons authorized to draw thereon or to have access thereto. 4.24 Brokers. Except as set forth on Section 4.24 of the Disclosure Schedules, the Company does not have any Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement. ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE BUYER As a material inducement to the Sellers and the Company to enter into this Agreement and to consummate the transactions contemplated by this Agreement, the Buyer represents and warrants to the Sellers and the Company that the statements contained in this ARTICLE 5 are true and correct as of the date of this Agreement and the Closing. 5.1 Legal Existence; Power and Authority; Execution and Delivery; Enforceability. The Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Buyer has full corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, perform its obligations under this Agreement and each such Ancillary Document, and consummate the transactions contemplated by this Agreement and such Ancillary Documents. The execution and delivery by the Buyer of this Agreement and each Ancillary Document to which it is or will be a party, the performance by the Buyer of its obligations under this Agreement and each such Ancillary Document, and the consummation by the Buyer of the transactions contemplated by this Agreement and such Ancillary Documents have been duly authorized on behalf of the Buyer by all necessary corporate action. This Agreement has been duly and validly executed and delivered by or on behalf of the Buyer. Each Ancillary Document to which the Buyer is or will be a party has been, or at the Closing will be, duly and validly executed and delivered by or on behalf of the Buyer. This Agreement and each Ancillary Document to which the Buyer is or will be a party constitutes (or, with respect to any such Ancillary Document to be executed by or on behalf of the Buyer at the Closing, will constitute upon such execution) the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as enforceability may be limited by the Enforceability Limitations. 5.2 Non-Contravention. The execution and delivery by the Buyer of this Agreement and the Ancillary Documents to which the Buyer is or will be a party, the performance by the of its obligations under this Agreement and such Ancillary Documents, and the consummation by the Buyer of the transactions contemplated by this Agreement and such Ancillary Documents will not: (a) violate or conflict with any provision of the Governing Documents of the Buyer; (b) require the Buyer to make any filing with, or obtain any Permit from, any Governmental Authority or otherwise violate any Law or 46

Order to which the Buyer is subject; or (c) violate, conflict with, result in a breach of, constitute a default under, or require any consent or approval from, or notice to, any third party under, any Contract to which the Buyer is a party or by which the Buyer is bound, except (i) any filings or listing applications under the U.S. federal securities laws or with a national securities exchange with respect to the issuance and registration of the FTK Shares and (ii) where (A) the failure to make any filing or obtain any Permit described in clause (b) or (B) the occurrence of any violation, conflict, breach, or default (or the failure to obtain any consent or approval or give any notice) described in clause (c) would not, individually or in the aggregate, prevent the Buyer from consummating any of the transactions contemplated by this Agreement or cause any of such transactions to be rescinded following consummation. 5.3 Litigation. No Order binding on the Buyer is in effect and no Proceeding against the Buyer is pending or, to the knowledge of the Buyer, threatened, that, individually or in the aggregate, could reasonably be expected to prevent, enjoin, or materially delay or impair the consummation by the Buyer of the transactions contemplated by this Agreement. 5.4 Capitalization. (a) The authorized capital of the Buyer consists solely of 140,000,000 shares of Buyer Common Stock, of which 58,951,784 shares are issued and outstanding as of March 16, 2020, and 100,000 shares of Preferred Stock, par value of $.0001 per share, none of which are issued and outstanding. (b) All of the issued and outstanding shares of Buyer Common Stock are duly authorized and validly issued in accordance with the Governing Documents of the Buyer, are fully paid and non-assessable, and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person. (c) Except as otherwise disclosed in the Buyer SEC Filings, there are no preemptive rights or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate the Buyer to issue or sell any equity interests of the Buyer or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity interests in the Buyer, and, except as otherwise disclosed in the Buyer SEC Filings, no securities or obligations evidencing such rights are authorized, issued or outstanding. (d) Except as otherwise disclosed in the Buyer SEC Filings, the Buyer does not have any outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of equity interests in the Buyer on any matter pursuant to such outstanding bonds, debentures, notes or other obligations. 5.5 Listing Exchange. The Buyer Common Stock is listed on the New York Stock Exchange (the “NYSE”), and, except as disclosed in the Buyer SEC Filings, the Buyer has not received any notice of delisting from the NYSE. No judgment, order, ruling, decree, injunction, or award of any securities commission or similar securities regulatory authority or any other Governmental Authority, or of the NYSE, preventing or suspending trading in any securities of the Buyer has been issued, and, except as disclosed in the Buyer SEC Filings, no proceedings for such purpose are, to the Buyer's knowledge, pending or threatened. The Buyer has taken no action that is designed to terminate the registration of the Buyer Common Stock under the Exchange Act. 47

5.6 FTK Shares. The FTK Shares will be, as of the Closing Date, duly authorized, fully paid, and non-assessable, and free and clear of all Encumbrances (other than those arising under securities Laws or created by the Sellers), and will not be issued in violation of any preemptive right, purchase option, call option, right of first refusal or similar options or rights or, assuming the accuracy of the representations and warranties in ARTICLE 3 and ARTICLE 4, in violation of the Securities Act and any applicable state securities Laws. The Buyer has a sufficient number of shares of Buyer Common Stock authorized for issuing the FTK Shares. 5.7 Brokers. The Buyer has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement. Seller and its Affiliates will not incur any liability, either directly or indirectly, for any such brokerage, finder’s fees, agents’ commission or other similar charges as a result of this Agreement, the Ancillary Documents, or the transactions contemplated by this Agreement. 5.8 Investment Intent. Buyer (a) understands that the offer and sale of the Membership Interests pursuant to this Agreement have not been registered under the Securities Act or under any state securities Laws, and are being offered and sold in reliance upon federal and state exemptions therefor, and (b) is acquiring the Membership Interests solely for Buyer’s own account for investment purposes, and not with a view to the distribution thereof. 5.9 Financial Reports and Regulatory Filings. Except as otherwise disclosed in the Buyer SEC Filings, the Buyer has timely filed or furnished with the United States Securities and Exchange Commission (the “SEC”) all reports, schedules, forms, statements, and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by it since January 1, 2018 under the Exchange Act. The Buyer’s Annual Report on Form 10-K for the year ended December 31, 2019, and all other reports, registration statements, definitive proxy statements or information statements filed by it subsequent to December 31, 2019 under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or as thereafter amended prior to the date hereof (collectively, the “Buyer SEC Filings”) with the SEC as of the date filed or amended prior to the date hereof, as the case may be, (i) complied in all material respects as to form with the applicable requirements under the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited or unaudited financial statements included in the Buyer SEC Filings, including any notes thereto or schedules, (w) complied as to form in all material respects with the rules and regulations of the SEC with respect thereto, (x) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or the omission of notes to the extent permitted by Regulation S-K or Regulation S-X or, in the case of unaudited statements, as permitted by Form 10-Q or Form 8-K of the SEC) and subject, in the case of interim financial statements, to normal and recurring year-end adjustments, and (y) fairly presented in all material respects the consolidated financial position, results of operations and cash flows of the Buyer and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (except as otherwise noted therein and subject, in the case of interim financial statements, to normal and recurring year-end adjustments). 5.10 Internal Controls. (a) The Buyer has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are designed to ensure that material information required to be disclosed by the Buyer in the reports it files or submits to the SEC under the Exchange Act is recorded, processed, summarized, and reported within the time periods 48 specified in the rules and forms of the SEC, and that such material information is accumulated and communicated to the Buyer's management as appropriate to allow timely decisions regarding required disclosure. (b) (i) Since the date of the most recent evaluation thereof by Buyer’s management pursuant to Rule 13a-15(d), there have not been any changes in the Buyer’s internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that are reasonably likely to materially affect the Buyer’s internal control over financial reporting; (ii) the Buyer has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Buyer’s outside auditors and the audit committee of the Buyer's board of directors any “significant deficiency” or “material weakness” in the design or operation of the Buyer’s internal control over financial reporting which are reasonably likely to adversely affect in any material respect the Buyer's ability to record, process, summarize, and report financial information; and (iii) to the knowledge of the Buyer, the Buyer has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Buyer’s outside auditors or the audit committee of the board of directors of the Buyer, any fraud, whether or not material, that involves management or other employees of the Buyer who have a significant role in the Buyer’s internal control over financial reporting. 5.11 Resale Registration Statement. As of the date of this Agreement, the Buyer is eligible to register the resale of the FTK Shares issuable in the transactions contemplated hereby for resale by the Sellers under Form S-1 or Form S-3 promulgated under the Securities Act. 5.12 No Stockholder Approval. The transactions contemplated hereby and in the Ancillary Documents do not require any vote of the stockholders of the Buyer under applicable Law, the rules and regulations of the NYSE or the Governing Documents of the Buyer. 5.13 Investigation; No Additional Representations. Buyer (a) has made its own independent inquiry and investigation into, and has been offered the opportunity to ask questions and request additional information regarding, the Membership Interests and the Company, in each case as Buyer has deemed necessary, and based thereon has formed an independent judgment concerning the Membership Interests and the Company, and (b) to the extent it has deemed appropriate, has addressed in this Agreement any matters arising out of its inquiry and investigation and the information provided to it. The Buyer acknowledges that none of the Sellers, the Company, any of their Affiliates, or any of their respective Representatives has made or shall be deemed to have made, and that the Buyer has not relied on, any representation, warranty, covenant, or agreement, express or implied, with respect to the Membership Interests or the Company, or the transactions contemplated hereby, other than the respective representations, warranties, covenants, and agreements of the Sellers and the Company that are expressly set forth in this Agreement. ARTICLE 6 COVENANTS 6.1 Confidentiality; Public Announcements. (a) Definition. “Confidential Information” means all Know-How, Trade Secrets, and other confidential or proprietary information of the Company or the Buyer or its Affiliates, including information relating to products, services, processes, designs, formulas, developmental or experimental work, improvements, discoveries, plans for research or products or services, databases, computer programs, original works of authorship, marketing and sales plans, business plans, budgets and financial information, prices and costs, customer lists and information, 49 supplier lists and information, information regarding the skills and compensation of employees, and other non-public business information. The term “Confidential Information” includes all of the foregoing information, rights and materials, whether tangible or intangible, whether in written, oral, chemical, magnetic, photographic, optical, or other form, in all stages of research and development, and whether now existing, or previously developed or created. “Confidential Information” does not include any information that is or becomes generally available to the public (other than as a result, directly or indirectly, of a breach of this Section 6.1 or other legal or fiduciary obligation of confidentiality owing to the Buyer or the Company by any Person that is subject to this Section 6.1) or is lawfully acquired by Seller, any of its Affiliates or their respective Representatives from an after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. (b) Covenants. Each Seller covenants and agrees that it will (and will use reasonable best efforts to cause its Affiliates and Representatives to), at all times for a period of three (3) years after the Closing or, with respect to the Company’s Trade Secrets, for so long as such Confidential Information constitutes Trade Secrets under applicable Law, maintain the confidentiality of the Confidential Information, using procedures no less rigorous than those used to protect and preserve the confidentiality of its own proprietary information, and not, directly or indirectly, (i) use, disclose, or permit any other Person to have access to any Confidential Information, (ii) sell, license, or otherwise exploit any Confidential Information, or (iii) take any other action with respect to the Confidential Information that is inconsistent with the confidential and proprietary nature thereof. (c) Compulsory Disclosure. If any Person that is subject to this Section 6.1 is requested or required to disclose any Confidential Information pursuant to Law or a subpoena, court order, or other similar process, such Person must, unless prohibited by applicable Law, provide written notice to the Buyer of such request or requirement so that the Buyer may seek an appropriate protective order. If no such protective order is issued and such Person is, on the advice of its counsel, required to disclose such Confidential Information, such Person may disclose such Confidential Information in accordance with and for the limited purpose of complying with such Law, subpoena, court order, or process without liability under this Section 6.1. (d) Public Announcements. Except for disclosures as may be required by Law or the rule of any stock exchange, (i) no Party may disclose to any third party, other than such Party’s Representatives under an obligation of confidentiality, this Agreement or its specific terms or conditions, and (ii) the Sellers, on the one hand, and the Buyer, on the other, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby. For the avoidance of doubt, nothing contained herein shall prohibit the Buyer or its Affiliates from disclosing this Agreement or its specific terms or conditions to its existing, future, and prospective financing sources, investors, accountants, attorneys, and other representatives. Following the execution of this Agreement, the Buyer may issue a press release or public announcement regarding this Agreement or the transactions contemplated hereby. 6.2 Non-Competition; Non-Solicit. (a) During the Restricted Period, the Restricted Sellers shall not, directly or indirectly, including through an Affiliate: (i) engage in or assist others in engaging in the Business in the Restricted Territory in any capacity, including as a Representative, partner, shareholder, member, director, officer, employee, principal, agent, trustee, or consultant; or (ii) 50 intentionally interfere in any respect or take actions that would reasonably be likely to interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between the Company and customers or suppliers of the Company. Notwithstanding the foregoing, a Restricted Seller may own, as a passive personal investment, in the aggregate less than five percent (5%) of the outstanding debt or equity interests of any entity listed on a national securities exchange or publicly traded on any nationally recognized over the counter market so long as the Restricted Seller has no active participation in the business of such entity. (b) During the Restricted Period, the Restricted Sellers shall not, directly or indirectly, including through an Affiliate, induce or attempt to induce any employee of the Company to leave the employ of such Person or hire or retain (e.g., as a consultant) any Person employed by the Company as of, or after, the Closing; provided, however, that nothing in this Section 6.2(b) shall prohibit any such party from (i) hiring any former employee of the Company whose employment was terminated at least six (6) months prior to such hiring, or (ii) using general solicitations (including through search firms) not targeted at employees of the Company so long as such party does not hire any Person employed by the Company as of, or after, the Closing (except any hiring contemplated in clause (i) above). (c) The Restricted Sellers acknowledge that the restrictions contained in this Section 6.2 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.2 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 6.2 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction. 6.3 Release. Effective upon the Closing, each Seller, severally and not jointly, on behalf of itself, its Affiliates, and its and their respective, equityholders, managers, trustees, employees, officers, directors, agents, and Representatives, beneficiaries, heirs, successors, and assigns (collectively, the “Seller Releasors”), hereby, without further action, irrevocably waives, acquits, remises, discharges, and forever releases the Buyer, its Affiliates, and the Company and each of their respective Affiliates and any of their respective equityholders, managers, trustees, employees, officers, directors, agents, Representatives, beneficiaries, heirs, successors, and assigns (collectively, the “Releasees”) from any and all Claims, Losses, or Liabilities to such Seller Releasors of any kind or nature whatsoever, whether in the capacity as an equityholder of the Company or otherwise, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured, or determined or determinable, and whether arising under any Law, Contract, agreement, arrangement, commitment, undertaking or understanding, whether written or oral, or otherwise at law or in equity, in each case on account of or arising out of any matter, cause, or event occurring contemporaneously with or prior to the Closing, including Claims by any Seller related to such Seller’s share of the cash proceeds or the FTK Shares hereunder, and the Seller Releasors hereby irrevocably covenant to refrain from, directly or indirectly, asserting any Claim, or commencing, instituting, or causing to be commenced or instituted, any Proceeding of any kind against any Releasee, based upon any matter purported to be released hereby. Notwithstanding the foregoing, the release in the preceding sentence shall not release any of the following 51 matters: (i) any right or claim by a Seller Releasor arising under this Agreement, any Ancillary Documents or any of the other agreements executed and delivered in connection herewith, (ii) any right of a Seller Releasor first arising out of events occurring, or circumstances first existing, after the Closing Date, (iii) any rights that a Seller Releasor may have to indemnification and/or exculpation in his or her capacity as a manager and/or officer of the Company, and (iv) any right of a Seller Releasor accruing in the ordinary course of business prior to the Closing in connection with the provision of services of such Seller Releasor to the Company as an employee thereof which have not been satisfied by the Company as of the Closing and were not anticipated to have been satisfied by the Company until a date that falls after the Closing. 6.4 Employee Matters. (a) During the period commencing at the Closing and ending on the date which is six (6) months from the Closing (or if earlier, the date of the employee’s termination of employment with the Company), Buyer shall provide, or shall cause the Company to provide, each employee who remains employed immediately after the Closing (each a “Company Continuing Employee”) with base salary, hourly wage rates, target bonus opportunities (excluding equity based compensation), if any, and employee benefits (including paid time off benefits, vacation, sick leave, and personal days) which are no less favorable than such salary, wage rates, opportunities, and benefits provided to similarly situated employees of the Buyer and its Affiliates during such six (6) month period. (b) With respect to any employee benefit plan maintained by Buyer or its Affiliates (collectively, “Buyer Benefit Plans”) in which any Company Continuing Employees will participate effective on or after the Closing, Buyer shall, or shall cause the Company or any of their applicable Affiliates to, recognize and credit all service of the Company Continuing Employees (including any of its applicable predecessors), as the case may be, for vesting and eligibility purposes in any Buyer Benefit Plan in which such Company Continuing Employees may be eligible to participate after the Closing Date; provided, however, such service shall be recognized only to the extent such service has been adequately disclosed to the Buyer as of the Closing and shall not be recognized to the extent that (x) such recognition would result in a duplication of benefits or (y) such service was not recognized under the corresponding Benefit Plan. (c) For purposes of each employee benefit plan providing medical, dental, prescription drug, and/or vision benefits to any Company Continuing Employee (a “Post-Closing Plan”), the Buyer shall, or shall cause the Company, or any of their applicable Affiliates to, cause all pre-existing condition exclusions, actively-at-work requirements, and waiting periods of such Post-Closing Plan to be waived for such Company Continuing Employee and his or her covered dependents, to the extent any such exclusions or requirements were waived or were inapplicable under the corresponding Company Benefit Plan immediately prior to the Closing Date. If the Company Continuing Employees are transitioned from one Post-Closing Plan (an “Original Plan”) to another Post-Closing Plan that provides corresponding benefits (for example, medical benefits) (a “New Plan”), and the transition results in the Company Continuing Employee’s commencement of participation in such New Plan (the “Participation Date”) occurring on a date that is other than the first day of the plan year of both the Original Plan and the New Plan, the Buyer shall, or shall cause the Company, or any of their applicable Affiliates to, cause any such New Plan to provide each Company Continuing Employee and his or her covered dependents with credit for any co-payments, deductibles, and coinsurance paid by or on behalf of such individual under the Original Plan prior to the Participation Date, in the same plan year of the Original Plan and/or New Plan in which the Participation Date occurs, and in the same plan year 52 as the Closing for purposes of satisfying any applicable deductible, coinsurance, or out-of-pocket maximum requirements under such New Plan for its plan year in which the Participation Date occurs, to the extent legally permissible or, in the case of a benefit provided through a third party insurer, to the extent commercially practicable. (d) The Buyer shall cause to be credited to each Company Continuing Employee the amount of accrued and unpaid hours of vacation (to the extent applicable and to the extent required by applicable Law), personal hours, Paid-Time Off (“PTO”) or days earned, sick leave and any other leave required to be credited by applicable Law with respect to such Company Continuing Employee as of or prior to the Closing Date (collectively referred to herein as such Company Continuing Employee’s “Accrued PTO”) to the extent such Accrued PTO was earned under the policies and programs of the Company in effect as of the Closing Date. (e) To the extent that any obligations under the WARN Act (collectively, a “WARN Obligation”) arise with respect to any loss of employment by any Company Continuing Employee on or after the Closing, the Buyer shall be solely responsible for such WARN Obligation. (f) At or promptly following the Closing, Buyer agrees to grant shares of restricted stock, restricted stock units and/or stock options of Parent as inducement grants (the “Employee Inducement Grants”) pursuant an employee inducement grant plan of Buyer (the “Employee Inducement Grant Plan”), and such Employee Inducement Grants shall be made pursuant to the Employee Inducement Grant Plan to those Company Continuing Employees that immediately prior to the Closing participated in one or more phantom equity plans of the Company in effect immediately prior to the Closing in such amounts and with such vesting or other conditions as are reasonably determined by the compensation committee of the board of directors of Buyer based on such employees’ previous participation in such phantom equity plans, and such Employee Inducement Grants shall be made pursuant to inducement grant agreements in substantially the forms as are approved by such committee. (g) This Section 6.4 shall be binding upon and inure solely to the benefit of each of the Parties, and nothing in this Section 6.4, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.4. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any employee benefit plan or other compensatory plan, program or arrangement. The parties hereto acknowledge and agree that the terms set forth in this Section 6.4 shall not create any right in any employee or any other Person to any continued employment with the Company, the Buyer or any of their respective Affiliates or compensation or benefits of any nature or kind whatsoever. 6.5 Tax Matters. (a) Income Tax Treatment. In accordance with Situation 2 of Rev. Rul. 99-6, 1999-1 C.B. 432, the Parties agree to treat the purchase of the Membership Interests from the Sellers by the Buyer for U.S. federal income Tax purposes (and for all applicable foreign, state and local income Tax purposes to the extent permitted thereunder) in the following manner: (i) with respect to the Sellers, as if the Sellers sold all of their partnership interests in the Company to the Buyer in a fully taxable purchase; and (ii) with respect to the Buyer, as if the Company distributed all of its assets (subject to the Company’s liabilities) to the Sellers in liquidation of their partnership interests in the Company, immediately followed by the purchase by the Buyer from the Sellers of the assets of the Company deemed distributed to the Sellers (subject to the Company’s liabilities) 53 in a fully taxable purchase. The Buyer and the Sellers agree to file, and to cause their respective Affiliates to file, all U.S. federal income Tax Returns (and all applicable foreign, state, and local income Tax Returns to the extent permitted) in a manner consistent with such treatment and not to take (and to cause their respective Affiliates not to take) any position inconsistent therewith in any Tax Return, audit, examination, claim, adjustment, litigation, or other Proceeding with respect to Taxes. (b) Tax Returns. (i) In General. Except as otherwise provided in Section 6.5(b)(ii), and with respect to each Tax Return covering either a Straddle Period or a Pre-Closing Tax Period that is required to be filed for, by, on behalf of, or with respect to the Company after the Closing Date, the Buyer shall prepare or cause to be prepared, in a manner consistent with past practice, applicable Law, and this Agreement, each such Tax Return and shall determine the portion of the Taxes shown as due on such Tax Return that is (A) allocable to a Pre-Closing Tax Period and the amount thereof, if any, for which the Sellers are responsible under this Agreement, and (B) allocable to the Tax period (or portion thereof) beginning after the Closing Date, which determination shall be set forth in a statement (“Statement”) prepared by the Buyer. The Buyer shall deliver a copy of such Tax Return and the Statement related thereto (including related work papers) to the Seller Representative for his review and approval (such approval not to be unreasonably withheld, conditioned, or delayed) at least thirty (30) calendar days prior to the due date (including any extensions thereof) for filing such Tax Return; provided, however, that notwithstanding the foregoing, the Buyer shall not be required to make such delivery earlier than ten (10) calendar days following the close of the applicable taxable period covered by such Tax Return. Within five (5) calendar days of such delivery, the Seller Representative shall deliver to the Buyer a written statement describing any objections to such Tax Return or the Statement. If the Buyer and the Seller Representative are unable to resolve any such objection within the five (5) calendar day period after the delivery of such objections, such Tax Return shall be filed as prepared by the Buyer, as adjusted to the extent necessary to reflect the resolution of any such objections mutually agreed to by the Buyer and the Seller Representative. Any remaining objections with respect to such Tax Return or the Statement shall be submitted to the Independent Accounting Firm for resolution in accordance with the procedures contained in Section 2.5(c)(iii)(C). Any fees and expenses of the Independent Accounting Firm pursuant to this Section 6.5(b)(i) shall be paid one-half by the Buyer and one-half by the Sellers. If necessary to reflect such resolution, the Buyer and the Seller Representative shall cause such Tax Return to be amended and filed with the appropriate Taxing Authority. With respect to each Tax Return described in this Section 6.5(b)(i) and in Section 6.5(b)(ii), the Buyer and each of the Sellers, as applicable, will join in the execution and filing of such Tax Return and other documentation as required by applicable Law. Notwithstanding anything contained in this Agreement to the contrary, with respect to each Tax Return described in this Section 6.5(b)(i), the Seller Representative shall pay or cause to be paid to the Buyer no later than five (5) calendar days prior to the due date (including any extensions thereof) for filing such Tax Return the amount of Taxes shown as due on each such Tax Return (or portion thereof) with respect to which the Buyer Indemnified Parties are entitled to indemnification under ARTICLE 7. (ii) Pre-Closing Income and Franchise Tax Returns. Notwithstanding the foregoing provisions of Section 6.5(b)(i), the Seller Representative shall cause to be timely prepared, at the Sellers’ cost and expense, and in a manner consistent with past 54 practice, applicable Law, and this Agreement, all Tax Returns for income and franchise Taxes with respect to the Company for all taxable periods ending on or before the Closing Date that are due after the Closing Date, including for those jurisdictions and Taxing Authorities that permit or require a short period Tax Return for income or franchise Taxes for the period ending on and including the Closing Date. To the extent permitted by applicable Law, such Tax Returns shall include the Tax deductions related to or arising by reason of, without duplication, (i) the payoff of the Payoff Indebtedness, (ii) the Transaction Payments, (iii) the Transaction Expenses, and (iv) any other amounts paid by (or treated for U.S. federal income tax purposes as paid by) the Company that would not have been paid in the absence of the transactions contemplated by this Agreement. The Seller Representative shall provide the Buyer with copies of completed drafts of each such Tax Return at least forty-five (45) days prior to the due date (including extensions) for filing thereof, along with supporting workpapers, for the Buyer’s review and approval. Within twenty-five (25) days of such delivery, the Buyer shall deliver to the Seller Representative a written statement describing any objections to such Tax Return. If the Seller Representative and the Buyer are unable to resolve any such objection within the twenty (20) day period after the delivery of such objections, such Tax Return shall be filed as prepared by the Seller Representative, as adjusted to the extent necessary to reflect the resolution of any such objections mutually agreed to by the Seller Representative and the Buyer and, if applicable, to conform such Tax Return in all respects with the Final Allocation. Any remaining objections with respect to such Tax Return or the Statement shall be submitted to the Independent Accounting Firm for resolution in accordance with the procedures contained in Section 2.5(c)(iii)(C). Any fees and expenses of the Independent Accounting Firm pursuant to this Section 6.5(b)(ii) shall be paid one-half by the Buyer and one-half by the Sellers. If necessary to reflect such resolution, the Buyer and the Seller Representative shall cause such Tax Return to be amended and filed with the appropriate Taxing Authority. Notwithstanding anything contained in this Agreement to the contrary, with respect to each Tax Return described in this Section 6.5(b)(ii), the Seller Representative shall pay or cause to be paid to the Buyer no later than five (5) calendar days prior to the due date (including any extensions thereof) for filing such Tax Return the amount of Taxes shown as due on each such Tax Return (or portion thereof) with respect to which the Buyer Indemnified Parties are entitled to indemnification under ARTICLE 7. (c) Straddle Periods and Apportionment. Whenever it is necessary to determine the liability for Taxes of the Company for a Straddle Period, the determination of such Taxes of the Company for the portion of the Straddle Period ending on, and the portion of the Straddle Period beginning after, the Closing Date shall be determined as follows: (i) In the case of any Tax of the Company that is based on income, sales, revenue, production, or similar items, or any other Taxes not described in Section 6.5(c)(ii) or Section 6.5(c)(iii), the amount of such Tax attributable to the Pre- Closing Tax Period of such Straddle Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date. (ii) In the case of any liability for any real property, personal property, and ad valorem Taxes of the Company, the amount of such Tax attributable to the Pre- Closing Tax Period of such Straddle Period shall be deemed to be the amount of such Tax for the entire Straddle Period, multiplied by a fraction, the numerator of which is the number of days in such Straddle Period ending on and including the Closing Date, and the denominator of which is the number of days in such Straddle Period. 55

(iii) For purposes of the Texas franchise Tax of the Company for the privilege period beginning on or after January 1, 2020, the amount of such Tax that would be owed by the Company for such privilege period from January 1, 2020 to and including the Closing Date shall be deemed to be the amount of such Tax attributable to the Pre-Closing Tax Period of such Straddle Period. (d) Assistance and Cooperation. From and after the Closing Date, each of the Parties shall: (i) assist (and cause their respective Affiliates to assist), to the extent reasonably requested by another Party, in preparing any Tax Returns which such other Party is responsible for preparing and filing; (ii) cooperate fully as and to the extent reasonably requested by the other Party in preparing for any audit, litigation, contest, dispute, negotiation, or other proceeding (each a “Tax Proceeding”) regarding Taxes of the Company; (iii) make available to the other Parties and to any Taxing Authority, as reasonably requested, all relevant information, records, and documents relating to Taxes or Tax Returns of the Company (including information necessary to file Tax Return extensions and make estimated Tax payments); and (iv) furnish the other Party, upon such other Party’s reasonable request, with copies of all correspondence received from any Taxing Authority in connection with any Tax Proceeding with respect to any Taxes imposed on the Company with respect to any Pre-Closing Tax Period. (e) Transfer Taxes. The Parties do not anticipate that any Transfer Taxes will arise as a result of the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, if any Transfer Taxes arise as a result of the consummation of the transactions contemplated by this Agreement, the payment of any Transfer Taxes shall be borne fifty percent (50%) by the Sellers and fifty percent (50%) by the Buyer. The Parties agree to cooperate fully with each other to minimize any such liability for Transfer Taxes to the extent legally permissible, and the Parties shall cooperate in the preparation, execution and filing of all Tax Returns regarding any Transfer Taxes that become payable in connection with the transactions contemplated by this Agreement. (f) Termination of Tax Sharing Agreements. The Seller Representative and the Sellers shall cause any and all Tax sharing or allocation agreements, intercompany agreements, or other agreements or arrangements among the Company and any other Person(s) relating to any Tax matters (other than commercial agreements with third parties not primarily related to Taxes) to be terminated with respect to the Company as of the Closing Date, and from and after the Closing Date, the Company shall not be bound thereby or have any liability thereunder for any taxable period (whether past, current, or future taxable periods). (g) Tax Controversies. If the Buyer or the Company receives any written notice of an audit or other Proceeding with respect to Taxes of the Company for any Pre-Closing Tax Period or Straddle Period (each, a “Tax Claim”), the Buyer shall provide the Seller Representative with written notice of such Tax Claim within ten (10) Business Days of the Buyer or any of its Affiliates (including following the Closing, for the avoidance of doubt, the Company) receiving notice of such Tax Claim; provided, however, that the failure to give such 56 notice shall not relieve any Seller of its indemnification obligations hereunder except to the extent a Seller is actually and materially prejudiced thereby. If the Tax Claim relates to Taxes for which the Sellers may be liable under this Agreement for Pre-Closing Tax Periods (each, a “Seller Tax Claim”), the Seller Representative, upon five (5) days’ prior written notice to the Buyer, shall have the right to control such claim and any resulting proceedings; provided, however, that (i) the Buyer shall have the right to participate in any such proceedings at its own expense, (ii) neither the Seller Representative nor any of the Sellers shall settle or otherwise resolve any such proceedings without the prior written approval of the Buyer (not to be unreasonably withheld, conditioned, or delayed), and (iii) the Sellers and the Seller Representative shall keep the Buyer reasonably informed of the status of such proceedings. In the event there is a Tax Claim other than a Seller Tax Claim, the Buyer shall control such claim and any resulting proceedings; provided, however, that (x) the Seller Representative shall have the right to participate in any such proceedings, at the Sellers’ expense, (y) the Buyer shall not settle or otherwise resolve any such proceedings without the prior written consent of the Seller Representative (such consent not to be unreasonably withheld, conditioned, or delayed) and (z) the Buyer shall keep the Seller Representative reasonably informed of the status of such proceedings. To the extent of any inconsistency between this Section 6.5(g) and Section 7.6, this Section 6.5(g) shall control as to Tax matters. (h) Tax Refunds. Any refund (or credit in lieu of a refund) received by the Buyer or the Company for Taxes (including any interest thereon) with respect to the Company for any Pre- Closing Tax Period shall be for the account of the Sellers to the extent such refund (or credit in lieu of a refund) was not reflected in the computation of the final amount of the Cash Consideration pursuant to Section 2.5(c)(iii). In the case of a Straddle Period, any refund (or credit in lieu of a refund) received by the Buyer or the Company for Taxes (including any interest thereon) with respect to the Company shall be apportioned between the Sellers and the Buyer in accordance with the principles contained in Section 6.5(c). A refund (or credit in lieu of a refund) of Taxes with respect to the Company for any Pre-Closing Tax Period shall be treated for the foregoing purposes as received to the extent that any amount otherwise refundable has instead been set off or otherwise applied to or against, or has otherwise reduced, any Tax payable or liability of (i) the Company for any period other than a Pre-Closing Tax Period, or (ii) the Buyer or any Affiliate of the Buyer (other than the Company). The amount of any such refund or credit in lieu of a refund (including any interest thereon) owing to the Sellers as provided in this Section 6.5(h) shall be paid by the Buyer to the Seller Representative within fifteen (15) Business Days after such refund or credit in lieu of a refund (including any interest thereon) is received, credited, set off or otherwise applied. (i) Other Actions. The Buyer shall not cause or permit the Company to take any action outside the ordinary course of business on the Closing Date after the Closing that is not contemplated by this Agreement. Except as otherwise provided in Section 6.5(b), the Buyer shall not, and shall not cause or permit the Company to, without the prior written consent of the Seller Representative, take any of the following actions with respect to a Pre-Closing Tax Period, if such action could reasonably be expected to give rise to an indemnification claim against Sellers under this Agreement or other Taxes payable by Sellers: (i) amend any Tax Return of or with respect to the Company; (ii) make, change or revoke any Tax election of or with respect to the Company; or (iii) agree to the extension or waiver of the statute of limitations period or take any other action that has the effect of extending the period of assessment or collection of any Taxes of or with respect to the Company. 6.6 Lock-Up. Each Seller agrees that, without Buyer’s prior written consent, but subject to the provisions of the following paragraph, such Seller shall not, for a period commencing on the Closing 57

Date and ending at midnight on December 31, 2020, directly or indirectly (1) offer, pledge, sell, contract to sell, grant any option, or contract to purchase, purchase any option or contract to sell, or otherwise dispose of any FTK Shares or any securities convertible into, exercisable for, or exchangeable for FTK Shares, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of FTK Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of FTK Shares or such other securities, in cash or otherwise, or (3) publicly announce an intention to do any of the foregoing. The restrictions in the foregoing paragraph shall not apply to: (i) if the undersigned is a corporation, limited liability company, partnership, or other entity, transfers to its stockholders, members, partners, or other equity owners as part of a distribution, or to any corporation, limited liability company, partnership, or other entity that is its Affiliate; or (ii) pledges in a bona fide transaction that are in effect as of the date hereof to a lender to such Seller, as disclosed in writing to the Buyer prior to the date hereof; provided, however, that in each transfer pursuant to clause (i), prior to such transfer, the transferee agrees in writing (in form and substance reasonably acceptable to the Buyer) to be bound by the terms of this Section 6.6 and such transfer shall not involve a disposition for value; and provided further, that in each transfer pursuant to clause (i) and (ii), no publicly available filing or public announcement is required or voluntarily made by any party in connection with such transfer. Each Seller also agrees and consents to the entry of stop transfer instructions with the Buyer’s transfer agent relating to the transfer of such Seller’s FTK Shares except in compliance with this Section 6.6. 6.7 Preservation of Records. Subject to any retention requirements relating to the preservation of Tax records, the Sellers and the Buyer agree that each of them shall (and shall cause the Company to) preserve and keep the records held by them or their Affiliates relating to the business of the Company for periods prior to the Closing for a period of seven years from the Closing Date and shall make such records available to the other during normal business hours as may be reasonably requested by such party, subject to customary confidentiality protections, in connection with, among other things, any insurance claims by, Proceedings against or of any Seller, the Company or the Buyer or any of their Affiliates or in order to enable the Sellers or the Buyer to comply with their respective obligations under this Agreement. In the event the Sellers or the Buyer wish to destroy (or permit to be destroyed) such records after that time, such party shall first give reasonable prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party, to take possession of the records within 180 days after the date of such notice. Notwithstanding the foregoing, neither the Sellers, the Buyer, nor their respective Affiliates shall be obligated to provide any such access to such records where doing so would violate applicable Law or applicable confidentiality obligations, or where such records constitute attorney-client communications or attorney work product. 6.8 Maintain Indemnification Obligations. To the extent permitted by applicable Law, for a period of four years following the Closing Date, (a) the Buyer shall cause the Company (or its successor) to maintain in effect any and all exculpation, indemnification and advancement of expenses provisions set forth in the Governing Documents of the Company (or its successor) as of the Closing Date and (b) the Buyer shall cause the Company to not amend, repeal or otherwise modify any such provisions in any manner that would adversely and materially affect the rights thereunder of any individuals who, immediately prior to the Closing Date, were current or former managers, officers, directors, or employees of the Company. The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that the Sellers, in addition to any other relief available to it, shall be entitled to injunctive and other equitable relief, including specific performance, as provided in Section 8.6. 6.9 PPP Indebtedness. The Buyer: (a) acknowledges that the PPP Indebtedness is governed by the PPP and the CARES Act; (b) covenants and agrees to use commercially reasonable efforts to operate the Company and the Business in a manner designed to maximize the forgiveness of the PPP 58

Indebtedness pursuant to the terms and provisions of the PPP and the CARES Act, including, with regard to the use of a certain minimum percentage of such proceeds for the retention of employees of the Company and the maintenance of certain minimum payroll costs with respect to such employees and the remaining percentage of such proceeds for the payment of rent, mortgage interest, utilities and other qualifying expenses of the Company; and (c) acknowledges and agrees that regardless of whether the PPP Indebtedness is forgiven or not such forgiveness or lack of forgiveness shall not result in any adjustment to or decrease to the Cash Consideration, any Earnout Payment or the Purchase Price unless (and only to the extent) that such PPP Indebtedness is not forgiven as a result of any action or omission by the Company prior to the Closing, including any failure of the Company to use the proceeds of the PPP Indebtedness in accordance with the terms and provisions of the PPP and the CARES Act prior to the Closing, in which event the Sellers agree that such unforgiven PPP Indebtedness shall be deemed to be (without duplication of recovery by the Buyer Indemnified Parties hereunder) “Payoff Indebtedness” and a Loss subject to indemnification pursuant to Section 7.1(b)(iv), but excluding the execution of this Agreement and the consummation of the transactions contemplated by this Agreement. 6.10 Payoff of Seller Indebtedness. In connection with the Closing and pursuant to Section 2.5(b) all sums due to certain of the Sellers (“Seller Lenders”) under those certain Promissory Notes in the aggregate principal amount of $1,000,000.00 set forth on Section 4.8(b) of the Disclosure Schedules (the “Seller Notes”) will be paid off. Section 4.8(b) of the Disclosure Schedules sets forth the amount of the indebtedness and other obligations owed by Company pursuant to the Seller Notes (the “Seller Indebtedness”). The Seller Lenders hereby consent to the prepayment of the Seller Indebtedness in full and upon receipt of the Seller Indebtedness by the Seller Lenders in accordance with this Section 6.10 using the wire transfer instructions for each such Seller Lender provided by the Seller Representative in writing to the Buyer, without any further action on the part of the parties hereto: (a) each of the Seller Notes and that certain Note Purchase Agreement between the Company and the Seller Members of the Company dated February 27, 2020 (together with the Seller Notes, the “Seller Loan Documents”) shall terminate and be of no further force and effect; (b) all of the Company’s indebtedness (including, without limitation, for principal, interest, expenses, fees, or other amounts), obligations and liabilities under or in respect of the Seller Loan Documents, including the Seller Indebtedness, shall be deemed paid and satisfied in full and irrevocably discharged, terminated and released and the Company shall have no further obligations thereunder; and (c) the Seller Lenders will, upon receipt of the Seller Indebtedness take any other actions, as may be reasonably requested by the Company, which are required to evidence the consummation of the payoff contemplated hereby. 6.11 Further Assurances. At any time and from time to time following the Closing, each Party covenants and agrees that, at the request of any other Party and without further consideration, it will provide, execute, and/or deliver such documents or instruments, and take such actions, as the requesting Party may reasonably deem necessary or desirable in order to consummate or otherwise to implement the provisions and purposes of this Agreement and the other transactions contemplated by this Agreement. If any consent, approval, or authorization necessary to preserve any right or benefit under any Contract to which the Company is a Party is not obtained prior to the Closing, the Sellers shall, subsequent to the Closing, cooperate with the Buyer and the Company in attempting to obtain such consent, approval, or authorization as promptly thereafter as practicable. ARTICLE 7 INDEMNIFICATION 7.1 Indemnification by the Sellers. (a) Subject to the applicable limitations set forth in this ARTICLE 7, each Seller shall, severally and not jointly and solely on behalf of himself or itself, indemnify, defend, and 59 hold harmless, the Buyer and each of its Affiliates and Representatives (collectively, the “Buyer Indemnified Parties”), including by reimbursement of Losses, from and against, whether or not involving a Third-Party Claim, any and all Losses that any Buyer Indemnified Party may suffer, sustain, or incur that arise out of, are caused by, or result from any one or more of the following: (i) any breach or inaccuracy of any representation or warranty of such Seller contained in ARTICLE 3 (severally and not jointly with any other Seller); or (ii) any breach or non-performance by such Seller itself (but not any breach by another Seller) of any covenant, agreement, obligation, or undertaking of such Seller set forth in this Agreement. (b) Subject to the applicable limitations set forth in this ARTICLE 7, each of the Sellers shall, severally and not jointly, indemnify, defend, and hold harmless, the Buyer Indemnified Parties, including by reimbursement of Losses, from and against, whether or not involving a Third-Party Claim, such Seller’s Pro Rata Share of any and all Losses that any Buyer Indemnified Party may suffer, sustain, or incur that arise out of, are caused by, or result from any one or more of the following: (i) any breach or in accuracy of any representation or warranty of the Company contained in ARTICLE 4; (ii) any breach or non-performance by the Seller Representative of any covenant, agreement, obligation, or undertaking of the Seller Representative set forth in this Agreement; (iii) any Payoff Indebtedness, Transaction Expenses, or Transaction Payments that are not set forth in the Closing Statement and paid by the Buyer pursuant to Section 2.5 or taken into account in the determination of the final amount of the Cash Consideration pursuant to Section 2.5; (iv) any matter disclosed in Schedule 7.1(b)(iv); or (v) any Indemnified Taxes. 7.2 Indemnification by the Buyer. Subject to the applicable limitations set forth in this ARTICLE 7, the Buyer shall indemnify, defend, and hold harmless the Sellers and each of their Affiliates and Representatives (collectively, the “Seller Indemnified Parties”), including by reimbursement of Losses, from and against, whether or not involving a Third-Party Claim, any and all Losses that any Seller Indemnified Party may suffer, sustain, or incur that arise out of, are caused by, or result from any one or more of the following: (a) any breach or inaccuracy of any representation or warranty contained in ARTICLE 5; or (b) any breach or non-performance by the Buyer of any covenant, agreement, obligation, or undertaking of the Buyer set forth in this Agreement, including, without limitation, Section 6.9 in which case for the purpose of clarity Losses shall include any adverse tax consequences to the Sellers with respect to the PPP Indebtedness resulting from the failure of the PPP Indebtedness to be forgiven unless (and only to the extent) that such PPP Indebtedness is not forgiven as a result of any action or omission by the Company prior to the Closing, including any 60 failure of the Company to use the proceeds of the PPP Indebtedness in accordance with the terms and provisions of the PPP and the CARES Act prior to the Closing but excluding the execution of this Agreement and the consummation of the transactions contemplated by this Agreement. 7.3 Survival. (a) Representations and Warranties. The representations and warranties of the Parties set forth in this Agreement shall survive the execution and delivery of this Agreement and the Closing and continue in full force and effect thereafter until 12 months after the Closing Date; provided, however, that the Fundamental Representations (as defined below) shall survive the execution and delivery of this Agreement and the Closing and continue in full force and effect thereafter until ninety (90) days after expiration of the statute of limitations applicable to claims regarding the subject matter of such representations and warranties or other matters (including any extensions and waivers thereof). (b) Covenants. Each covenant, agreement, obligation, or undertaking made by the Parties in this Agreement shall survive the Closing and continue in full force and effect thereafter for so long as it remains executory in nature unless it specifies a term, in which case it shall survive for such specified term. 7.4 Materiality. For purposes of this ARTICLE 7, except where the use of “material” is used for the purpose of listing and defining a list of items specifically called to be listed on the Disclosure Schedules and in the representations and warranties regarding such defined listing, including Section 4.10(h) with regard to material Computer Software, Section 4.11 with regard to Material Contracts and Section 4.16 with regard to Current Permits, a breach of a representation or warranty shall be deemed to exist either if such representation or warranty is actually inaccurate or breached or would have been inaccurate or breached if such representation or warranty had not contained any limitation or qualification as to “materiality”, “Material Adverse Effect” (which instead shall be read as any adverse effect or change), or similar language, and the amount of Losses in respect of any breach of representation or warranty, including any deemed breach pursuant to this clause, shall be determined without regard to any such limitation or qualification as to “materiality”, “Material Adverse Effect” (which instead shall be read as any adverse effect or change), or similar language set forth in such representation or warranty. 7.5 Limitations on Indemnification. (a) Claim Deadline. No claim for indemnification pursuant to Section 7.1 or Section 7.2 may be made unless the Person seeking such indemnification (the “Indemnified Party”) delivers to the Party from which such indemnification is sought (the “Indemnifying Party”) a written notice or Claim Certificate with respect to such claim that complies with the requirements of Section 7.6(a) or Section 7.7(a), as applicable, on or prior to the Claim Deadline for such claim. “Claim Deadline” means: (i) with respect to a claim pursuant to Section 7.1(a)(i), Section 7.1(b)(i) or Section 7.2(a) (other than with respect to Fundamental Representations), or Section 7.1(b)(iii), the date that is 12 months after the Closing Date; (ii) with respect to a claim pursuant to Section 7.1(a)(i), Section 7.1(b)(i) or Section 7.2(a) (with respect to Fundamental Representations), Section 7.1(b)(iv), or Section 7.1(b)(v), the date that is ninety (90) days after expiration of the statute of limitations applicable to claims regarding the subject matter of such representations and warranties or other matters (including any extensions and waivers thereof); and 61

(iii) with respect to a claim based on the actual or alleged breach or non- performance of a covenant, agreement, obligation, or undertaking, indefinitely or for the shorter period specified within the particular covenant or agreement. A claim for indemnification pursuant to Section 7.1 or Section 7.2 for which the requisite notice or Claim Certificate is given on or prior to the Claim Deadline applicable to such claim may be maintained until such claim is finally resolved in accordance with this ARTICLE 7. The Parties agree that the Claim Deadlines set forth herein are contractual limitations on the time within which claims for indemnification may be asserted pursuant to Section 7.1 or Section 7.2 and that such Claim Deadlines replace any statutes of limitations otherwise applicable to such claims. (b) Basket for Non-Fundamental Representations. The Buyer Indemnified Parties or the Seller Indemnified Parties, as applicable, shall not be entitled to an indemnification with respect to Losses that are indemnifiable pursuant to Section 7.1(b)(i) or Section 7.2(a), as applicable, unless the aggregate amount of all Losses that are indemnifiable pursuant to Section 7.1(b)(i) or Section 7.2(a), as applicable, exceeds $250,000 (the “Basket”), at which time the Indemnified Parties shall be entitled to an indemnification with respect to all such Losses only to the extent that they are in excess of the Basket (subject to the other limitations set forth in this ARTICLE 7); provided, however, that the Basket set forth in this Section 7.5(b) shall not be applicable to any Losses resulting from any breach or inaccuracy of the representations and warranties set forth in ARTICLE 3, Section 4.1 (Company Matters – Legal Existence), Section 4.2 (Power and Authority), Section 4.3 (Execution and Delivery), Section 4.4 (Enforceability), Section 4.5 (Capitalization), Section 4.6(a) (Non-Contravention), Section 4.9(a) (last sentence) and 4.9(d) (first sentence) (Property), Section 4.15 (Employee Benefits), Section 4.18 (Taxes), and Section 4.24 (Brokers), Section 5.1 (Legal Existence), Section 5.2 (Non- Contravention), Section 5.3 (Litigation), Section 5.4 (Capitalization), Section 5.5 (Listing Exchange), Section 5.6 (FTK Shares), Section 5.7 (Brokers), Section 5.8 (Investment Intent), Section 5.11 (Resale Registration Statement), Section 5.12 (No Stockholder Approval), and Section 5.13 (Investigation; No Additional Representations) (each, a “Fundamental Representation”). (c) Cap for Non-Fundamental Representations; Overall Cap. The aggregate liability of the Sellers to the Buyer Indemnified Parties for indemnification under Section 7.1(b)(i), and the Buyer to the Seller Indemnified Parties for indemnification under Section 7.2(a), in each case, shall not exceed $4,000,000 (“Cap”); provided, however, that the Cap set forth in this Section 7.5(c) shall not be applicable to any Losses resulting from any breach or inaccuracy of a Fundamental Representation. With respect to claims for indemnification under Section 7.1(b), the obligation of the Sellers to indemnify the Buyer Indemnified Parties shall be satisfied (1) first, by the disbursement of Escrowed Shares having a 10-Day VWAP as of the Determination Date equal to the amounts to be satisfied; provided, however, that the Seller Representative shall have the right to make such payment in cash on behalf of the Sellers in lieu of the Escrowed Shares or elect to have any cash in the Escrow Account disbursed equal to the amounts to be satisfied, and (2) second, by the disbursement of any cash in the Escrow Account equal to the amounts to be satisfied, and (3) third, with respect to claims for indemnification under Section 7.1(b)(i) with respect to Fundamental Representations or under Section 7.1(b)(ii)–(v), by each Seller, on a several and not joint basis, in accordance with such Seller’s Pro Rata Share. Notwithstanding anything else herein to the contrary, but subject to last sentence of Section 8.13, the maximum aggregate liability of the Sellers for all claims made pursuant to this ARTICLE 7 shall be capped at the Purchase Price actually received by the Sellers (“Overall Cap”) and the maximum aggregate liability of any Seller for all claims made pursuant to this ARTICLE 7 shall be capped at the Purchase Price actually received by such Seller pursuant to this Agreement. 62

(d) No Duplicative Recovery. The Buyer Indemnified Parties shall not be entitled to indemnification under Section 7.1 with respect to any Losses to the extent that such Losses are taken into account in the determination of the final amount of the Cash Consideration pursuant to Section 2.5. Any Loss for indemnification under this Agreement shall be determined without duplication of recovery by reason of the state of facts giving rise to such Loss constituting a breach of more than one representation, warranty, covenant or agreement. (e) Disclaimer of Certain Damages. Notwithstanding anything to the contrary in this Agreement, no Indemnifying Party shall be liable to or otherwise responsible to any Indemnified Party or other Person for exemplary or punitive damages for any matter indemnifiable hereunder or otherwise arising out of or relating to this Agreement and the transactions contemplated hereby; provided, however, that an Indemnified Party may obtain reimbursement for any such Losses required to be paid by the Indemnified Party to a third party pursuant to a final, non- appealable Order in connection with a Third-Party Claim. (f) Insurance, Indemnity or Other Proceeds. Payments by an Indemnifying Party in respect of any Loss shall be limited to the amount of any Losses that remain after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Indemnified Party in respect of any such Losses (net of out-of-pocket expenses incurred in collecting such proceeds or payments, retroactive premiums, chargebacks, and/or premium increases). (g) Mitigation. Each Indemnified Party shall take, and cause its Affiliates to take, all commercially reasonable steps to mitigate any Loss after becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto. 7.6 Procedure for Third-Party Claims. (a) Notice. If an Indemnified Party desires to make a claim against an Indemnifying Party in connection with any Proceeding made, asserted, or initiated by any third party (a “Third- Party Claim”), the Indemnified Party must promptly provide written notice to the Indemnifying Party of such Third-Party Claim, which notice shall describe in reasonable detail the nature of the Third-Party Claim and the basis for indemnification and be accompanied by a copy of all pleadings or other material documentation relating to such Third-Party Claim; provided, however, that the failure to promptly give such notice shall not relieve the Indemnifying Party of its obligations under this ARTICLE 7 except to the extent, if any, that the Indemnifying Party has actually been prejudiced thereby. (b) Right to Defend. The Indemnifying Party will have the right to assume, at its sole cost and expense, the defense of any Third-Party Claim (except as provided in the following sentence), with counsel of its choice reasonably satisfactory to the Indemnified Party, if the Indemnifying Party provides written notice of its assumption of such defense within twenty (20) days after its receipt of notice of such Third-Party Claim pursuant to Section 7.6(a); provided, however, that the Indemnifying Party shall not have the right to assume the defense of any Third- Party Claim involving allegations of criminal conduct or seeking equitable relief. (c) Defense by Indemnifying Party. If the Indemnifying Party assumes the defense of a Third-Party Claim pursuant to Section 7.6(b), the Indemnifying Party shall conduct the defense of the Third-Party Claim actively, diligently, and in good faith and the Indemnified Party may participate in the defense of the Third-Party Claim through separate co-counsel at its sole cost and expense. The Indemnifying Party will not consent to the entry of any judgment or enter 63 into any settlement with respect to any such Third-Party Claim without the prior written consent of the Indemnified Party unless the judgment or proposed settlement (i) includes an unconditional release of all Liability of each Indemnified Party with respect to such Third-Party Claim, (ii) involves only the payment of money damages to be paid by the Indemnifying Party, and (iii) does not impose any injunction or other equitable relief upon any Indemnified Party or subject any Indemnified Party to criminal liability. The Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to any such Third-Party Claim without the prior written consent of the Indemnifying Party (which consent will not be unreasonably conditioned, withheld, or delayed by the Indemnifying Party). (d) Defense by Indemnified Party. If the Indemnifying Party does not, or does not have the right to, assume the defense of a Third-Party Claim pursuant to Section 7.6(b), or the Indemnifying Party fails to conduct the defense of the Third-Party Claim actively, diligently, and in good faith, the Indemnified Party may defend against the Third-Party Claim in a reasonable manner; provided, however, that the Indemnified Party shall permit the Indemnifying Party to participate in the defense of such claim through separate co-counsel at its sole cost and expense. Neither of the Indemnified Party or the Indemnifying Party will consent to the entry of any judgment or enter into any settlement with respect to such Third-Party Claim without the written consent of the other (which consent will not be unreasonably conditioned, withheld, or delayed). (e) Cooperation. The Indemnified Party and the Indemnifying Party shall reasonably cooperate with each other in connection with the defense of any Third-Party Claim and provide to the other party all material information reasonably requested by the other party relating to the defense of such claim. 7.7 Procedures for Assertion and Payment of Claims. (a) Claim Certificate. In connection with any claim for indemnification under Section 7.1 or Section 7.2 (or a claim for Losses subject to the Basket to be charged against the Basket), including any Losses attributable to resolved Third-Party Claims that are not paid by an Indemnifying Party directly to third parties, the Indemnified Party shall prepare and deliver to the Indemnifying Party a written certification that the Indemnified Party has paid or sustained Losses subject to indemnification by the Indemnifying Party pursuant to Section 7.1 or Section 7.2, as applicable (a “Claim Certificate”). A Claim Certificate shall (i) describe in reasonable detail the basis for indemnification, and (ii) state the estimated amount of Losses paid or sustained (or that may be paid or sustained) by the Indemnified Party in connection with the matter, if reasonably practicable. (b) Notice of Objection. If the Indemnifying Party does not object to the claim or claims made in a Claim Certificate by delivering a notice of objection (a “Notice of Objection”) to the Indemnified Party within thirty (30) days after delivery of the Claim Certificate, the claim or claims made in the Claim Certificate shall be resolved by proceedings in an appropriate court of competent jurisdiction (subject to the provisions of Section 8.6). (c) Resolution of Objections. If the Indemnifying Party does timely object to any claim or claims made in a Claim Certificate by delivering a written Notice of Objection within thirty (30) days after delivery of the Claim Certificate, the Parties shall attempt to agree upon the rights of the respective parties with respect to each of such claims. If the Parties should so agree, a written memorandum setting forth such agreement shall be prepared and signed by the Parties and such memorandum, and the agreements contained therein, shall be final and binding on the Buyer, the Sellers, the Seller Representative, and all other Persons having any interest therein. 64

(d) Entitlement to Indemnity. The Indemnified Party shall be entitled to receive payment for all amounts that the Indemnifying Party (i) has agreed in writing to pay or reimburse, or (ii) has been found liable to pay pursuant to a final, non-appealable Order of a court of competent jurisdiction (each such amount, an “Indemnity Payment Obligation”), in each case, no later than five (5) Business Days after the date of the event described under (i) through (ii), above (such date, the “Determination Date”). 7.8 Right of Contribution; Treatment of Indemnification. Each Seller hereby waives, and acknowledges and agrees that such Seller shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity, or other right or remedy against the Company in connection with any indemnification obligation or any other Liability to which such Seller may become subject under this Agreement or any of the Ancillary Documents. All indemnification payments made under this Agreement shall be treated by all Parties as an adjustment to the purchase price of the Membership Interests for Tax purposes, except as otherwise required by applicable Law. 7.9 Effect of Investigation. The representations, warranties, and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was, or might be inaccurate. 7.10 Exclusive Remedies. After the Closing, the sole and exclusive remedies of the Parties with respect to any and all claims arising under or relating to this Agreement (other than claims based on intentional fraud), the Ancillary Documents (other than the Employment Agreements) and the transactions contemplated by this Agreement and the Ancillary Documents whether based on contract, tort, strict liability, other Laws or otherwise shall be to seek (a) indemnification in accordance with, and subject to the limitations and qualifications set forth in, the preceding sections of this ARTICLE 7, and (b) specific performance or other appropriate injunctive or equitable relief as provided in Section 8.6. ARTICLE 8 MISCELLANEOUS 8.1 Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes any and all prior representations, warranties, understandings, or agreements by or among the Parties, written or oral, that may have related in any way to the subject matter hereof. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof. 8.2 Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller Representative. No waiver by any Party of any misrepresentation, breach of warranty, breach of covenant, or other default under this Agreement, or of any obligation required to be performed pursuant to this Agreement, shall be deemed to extend to any prior or subsequent misrepresentation, breach, default, or obligation or affect in any way any rights arising by virtue of any such prior or subsequent occurrence. The failure of any Party to assert any of its rights under this Agreement shall not constitute a waiver by such Party of any of such rights. 8.3 Succession and Assignment. This Agreement and all of the provisions hereof shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective heirs, successors, and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations 65 of the Buyer under this Agreement may be assigned or delegated, in whole or in part, by the Buyer except (a) with the prior written consent of the Seller Representative, (b) to any Affiliate of the Buyer, provided that the Buyer remains fully liable to the Sellers for the performance by each such assignee of all assigned obligations, (c) as part of the sale, directly or indirectly, of the Buyer or all or a portion of its business and assets, provided that the purchaser assumes all of the Buyer’s obligations hereunder, or (d) to Buyer’s financing sources, if any. Neither this Agreement nor any of the rights, interests, or obligations of any Seller or the Seller Representative under this Agreement may be assigned or delegated, in whole or in part, by such Person except with the prior written consent of the Buyer. Any assignment or purported assignment that is not permitted by this Section 8.3 shall be null and void. 8.4 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective heirs, successors, and permitted assigns, except that the Buyer Indemnified Parties and the Seller Indemnified Parties are express third-party beneficiaries of ARTICLE 7, and the Releasees are express third-party beneficiaries of Section 6.3. 8.5 Seller Representative. (a) Each Seller irrevocably constitutes and appoints the Seller Representative (and Seller Representative hereby accepts such appointment) as the exclusive agent and attorney-in- fact for and on behalf of such Seller with full power of substitution, to act in the name, place, and stead of such Seller with respect to this Agreement and the Escrow Agreement, and the taking by the Seller Representative of any and all actions and the making of any decisions required or permitted to be taken by the Seller Representative under this Agreement or the Escrow Agreement, including but not limited to the exercise of the power and authority to: (i) give and receive notices and communications under Section 2.5 and this Section 8.5 and the Escrow Agreement; (ii) object to claims for indemnification made by the Buyer Indemnified Parties under ARTICLE 7; (iii) agree to, negotiate, enter into settlements and compromises of, and comply with court orders with respect to claims for indemnification made by the Buyer Indemnified Parties under ARTICLE 7; (iv) agree to, negotiate, enter into settlements and compromises of, and comply with orders or otherwise handle any other matters described in Section 2.5; (v) make payments to the Sellers in accordance with the terms of this Agreement, and (vi) take all actions necessary or appropriate in the good faith judgment of the Seller Representative for the accomplishment of the foregoing. Notwithstanding the foregoing, the Seller Representative shall have no obligation to act on behalf of the Sellers, except as expressly provided herein, and for purposes of clarity, there are no obligations of the Seller Representative in any other ancillary agreement, schedule, exhibit, or the Disclosure Schedules. The power-of-attorney granted in this Section 8.5 and the powers, immunities, and rights to indemnification granted to the Seller Representative Group (as defined below) hereunder are coupled with an interest and shall be irrevocable, may be delegated by the Seller Representative and shall survive the death or incapacity or dissolution of any Seller. The identity of the Seller Representative and the terms of the agency may be changed, and a successor Seller Representative may be appointed, from time to time (including in the event of the dissolution, death, disability or other incapacity of the Seller Representative) by Sellers whose aggregate percentage interests of the Membership Interests exceed 50%, and any such successor shall succeed the Seller Representative as Seller Representative hereunder. The immunities and rights to indemnification shall survive the resignation or removal of the Seller Representative and the Closing and/or any termination of this Agreement. No bond shall be required of the Seller Representative. (b) Neither the Seller Representative nor its equity holders, managers, directors, officers, agents, or employees (collectively, the “Seller Representative Group”) shall be liable to the Sellers for any act done or omitted hereunder without gross negligence or willful misconduct 66 by the Seller Representative while acting in good faith and in the exercise of its reasonable judgment and arising out of or in connection with the acceptance or administration of its duties hereunder (it being understood that any act done or omitted pursuant to the advice of counsel, accountants, or other administrative or professional advisors shall be conclusive evidence of such good faith). The Sellers shall, severally and not jointly (based on their respective Pro Rata Shares), indemnify, defend, and hold harmless the Seller Representative Group from and against any and all Losses (collectively, the “Seller Representative Expenses”) incurred without gross negligence or willful misconduct on the part of the Seller Representative while acting in good faith and arising out of or in connection with the acceptance or administration of its duties hereunder. Such Seller Representative Expenses may be recovered first, from the Seller Representative Expense Reserve, and second, directly from the Sellers (based on their respective Pro Rata Shares). The Sellers acknowledge that the Seller Representative shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties, or privileges or pursuant to this Agreement or the transactions contemplated hereby or thereby. Furthermore, the Seller Representative shall not be required to take any action unless the Seller Representative has been provided with funds, security or indemnities which, in its reasonable determination, are sufficient to protect the Seller Representative against the costs, expenses, and liabilities which may be incurred by the Seller Representative in performing such actions. (c) The Seller Representative shall be entitled to: (i) rely upon any instrument reasonably believed to be genuine; (ii) rely upon any signature reasonably believed by it to be genuine; and (iii) reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Seller or other party. The Seller Representative shall not be liable for other parties’ forgeries, fraud, or false representations. The Seller Representative shall be authorized to engage, and to rely upon the advice and opinions of, legal counsel, accountants, or other administrative or professional advisors as Seller Representative may deem advisable to carry out its duties under this Agreement. (d) The Seller Representative Expense Reserve shall be held by the Seller Representative in a segregated bank account and shall be used for the purposes of paying directly or reimbursing the Seller Representative for any Seller Representative Expenses incurred pursuant to this Agreement. The Seller Representative is not providing any investment supervision, recommendations, or advice and shall have no responsibility or liability for any loss of principal of the Seller Representative Expense Reserve other than as a result of its gross negligence or willful misconduct. The Seller Representative is not acting as a withholding agent or in any similar capacity in connection with the Seller Representative Expense Reserve, and has no Tax reporting or income distribution obligations. The Sellers will not receive any interest on the Seller Representative Expense Reserve and assign to the Seller Representative any such interest. As soon as reasonably determined by the Seller Representative that the Seller Representative Expense Reserve is no longer required to be withheld, the Seller Representative shall distribute the remaining Seller Representative Expense Reserve (if any) to the Sellers. (e) A decision, act, consent, or instruction of the Seller Representative shall constitute a decision of all Sellers and shall be final, binding, and conclusive upon each Seller, and such Seller’s heirs, successors, and assigns as if expressly confirmed and ratified in writing by such Seller, and all defenses which may be available to any Seller to contest, negate, or disaffirm the action of the Seller Representative taken in good faith under this Agreement are hereby waived. The Buyer may rely upon any decision, act, consent, or instruction of the Seller Representative as being the decision, act, consent, or instruction of each Seller. Buyer is hereby relieved from any liability to any Person for any acts done by the Seller Representative and any 67 acts done by Buyer in accordance with any such decision, act, consent, or instruction of the Seller Representative. For the avoidance of doubt, all covenants or agreements of Seller Representative in this Agreement and the Escrow Agreement shall be deemed to be covenants of the Seller Representative solely in its capacity as the representative of the Sellers as contemplated in this Section 8.5, and any breaches of such covenants or agreements of the Seller Representative shall be deemed to be breaches by the Sellers. 8.6 Governing Law; Remedies. This Agreement shall be governed by and construed in accordance with the Laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Texas. Each of the Parties acknowledges and agrees that the other would be damaged irreparably if any of the provisions of this Agreement (including, but not limited to, Section 6.2 hereof) are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the Parties agree that each Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Proceeding instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity. EACH OF THE PARTIES CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN HARRIS COUNTY, TEXAS, AND IRREVOCABLY AGREES THAT ALL PROCEEDINGS PURSUANT TO THIS SECTION 8.6 ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES TO THIS AGREEMENT ACCEPTS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. 8.7 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND AGREES TO CAUSE EACH OF ITS SUBSIDIARIES TO WAIVE, AND COVENANTS THAT NEITHER IT NOR ANY OF ITS SUBSIDIARIES SHALL ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, ACTION, CLAIM, CAUSE OF ACTION, SUIT (IN CONTRACT, TORT, OR OTHERWISE), INQUIRY, PROCEEDING, OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.7 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. 8.8 Expenses. Regardless of whether the transactions contemplated by this Agreement are consummated, each Party will bear its own expenses (including fees and disbursements of legal counsel, accountants, financial advisors, and other professional advisors) incurred in connection with the preparation, negotiation, execution, delivery, and performance of this Agreement (and each of the other agreements and instruments contemplated by or executed in connection with this Agreement) and the consummation of the transactions contemplated by this Agreement. 8.9 Notices. All notices, requests, demands, claims, and other communications under this Agreement shall be made in writing and shall be deemed to be given (a) when delivered, if personally delivered, (b) when receipt is confirmed if sent by electronic mail, or (c) on the next Business Day after 68 deposit with a reputable overnight courier, in each case addressed to the intended recipient as set forth below (or at such other address as the recipient shall have specified in a notice given in accordance with this section): If to the Buyer: Flotek Industries, Inc. 10603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas 77064 Attention: Nicholas J. Bigney Senior Vice President, General Counsel & Corporate Secretary Email: legal@flotekind.com With a copy to (which shall not constitute notice): Norton Rose Fulbright US LLP Fulbright Tower 1301 McKinney, Suite 5100 Houston, Texas 77010 Attention: Robert C. Morris, Partner Brandon Byrne, Partner Email: robert.morris@nortonrosefulbright.com brandon.byrne@nortonrosefulbright.com If to any Seller or the Seller Representative: c/o Cardwell, Hart & Bennett, L.L.P. Suite 1001, Vaughn Building 807 Brazos Street Austin, Texas 78701-2553 Attention: John A. Cardwell Email: cardwell53@me.com With a copy to (which shall not constitute notice): Dwyer Murphy Calvert LLP 1301 West 25th Street, Suite 560 Austin, Texas 78705 Attention: Billy J. Murphy, Partner Stephen R. Butter, Jr., Partner Email: bmurphy@dmc-law.com sbutter@dmc-law.com 8.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid 69 or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. 8.11 Days. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified and shall be counted from the day immediately following the date from which such number of days is to be counted. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such day. 8.12 Construction. The Parties have jointly participated in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement. 8.13 Drafting Conventions; Seller Groups. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used herein has a comparable meaning whether used in a masculine, feminine, or gender-neutral form. As used in this Agreement, the word “including” shall be deemed to mean “including, without limitation” and, unless otherwise expressly provided, shall not limit the words or terms preceding such word. As used in this Agreement, the terms “hereof,” “herein,” “hereby,” and similar words refer to this Agreement as a whole and the terms “Section,” “Schedule,” and “Exhibit” refer to the specified section of, or schedule or exhibit to, this Agreement. The Recitals are hereby incorporated in and made a part of this Agreement. Notwithstanding anything in this Agreement to the contrary, any payment obligation of a particular Seller hereunder shall be a joint and several obligation of such Seller and certain members of such Seller’s affiliated group (if any) set forth on Schedule 8.13 hereto. 8.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile, PDF, photo, or electronic signature and such facsimile, PDF, photo, or electronic signature shall constitute an original for all purposes. 8.15 Role of Dwyer Murphy Calvert LLP; Waiver of Conflicts and Privilege. (a) The Sellers and the Seller Representative each acknowledge and agree that in connection with the matters related to this Agreement, Dwyer Murphy Calvert LLP solely represented the Company and did not represent any officer, employee or manager of the Company individually. (b) The Buyer waives and will not assert, and agrees to cause the Company to waive and to not assert, any conflict of interest arising out of or relating to the potential representation, after the Closing (the “Post-Closing Representation”), of any Seller or any officer, employee, director or manager of any Seller (any such Person, a “Designated Person”) in any matter involving this Agreement or the transactions contemplated hereby, by any legal counsel (including Dwyer Murphy Calvert LLP) currently representing the Company in connection with this Agreement or the transactions contemplated by the Ancillary Documents (the “Current Representation”). (c) The parties agree that, following the Closing, with respect to any communication subject to attorney-client privilege between any legal counsel (including Dwyer Murphy Calvert 70

LLP), on the one hand, and any Seller, the Company or any Designated Person or their respective Affiliates, on the other hand, occurring during the Current Representation in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby (collectively, the “Privileged Communications”), subject to the last sentence of this Section 8.15(c), the attorney-client privilege and expectation of client confidence with respect thereto shall be exclusively vested in and belong to, and may controlled exclusively by, the Sellers and shall not pass to or be claimed by the Buyer or the Company. Accordingly, following the Closing, (i) the Buyer and the Company will not have access to any such communications or the files of any such legal counsel relating to the Current Representation, (ii) to the extent such files constitute property of the client during the Current Representation, only the Sellers (and not the Company) shall hold such property rights, (iii) such legal counsel shall have no duty to reveal or disclose any such Privileged Communications to Buyer or the Company by reason of any Post- Closing Representation, (iv) Sellers may use the Privileged Communications in any dispute that relates in any way to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby (including in any claim for indemnification brought by the Buyer or its Representatives) and (v) neither the Buyer nor the Company may use or rely on any of the Privileged Communications in any action against or involving any of the Parties or seek to obtain such communications (whether by seeking a waiver of the attorney-client privilege or through other means). The Buyer waives and will not assert, and agrees to cause the Company to waive and to not assert, any attorney-client privilege with respect to any Privileged Communication in connection with any Post-Closing Representation relating to the Current Representation, including in connection with a dispute with the Buyer and, following the Closing, with the Company. Notwithstanding the foregoing, in the event that a dispute arises after Closing between Buyer or the Company, on the one hand, and a third party (other than a Party to this Agreement), on the other hand, the Company may assert, as the holder thereof in such circumstance, the attorney-client privilege to prevent disclosure of Privileged Communications; provided that the Company may not waive such privilege without the prior written consent of the Seller Representative. * * * * * {Remainder of Page Left Intentionally Blank; Signature Pages Follow} 71

IN WITNESS WHEREOF, the Parties have executed this Membership Interests Purchase Agreement as of the date first above written. BUYER: FLOTEK INDUSTRIES, INC. By: /s/ John W. Gibson, Jr. Name: John W. Gibson, Jr. Title: Chairman, President and CEO COMPANY: JP3 MEASUREMENT, LLC By: /s/ Matthew R. Thomas Name: Matthew R. Thomas Title: Chief Executive Officer By: /s/ Paul Little Name: Paul Little Title: Founder By: /s/ John A. Cardwell Name: John A. Cardwell Title: Chairman of the Board SELLERS: PAUL LITTLE /s/ Paul Little Paul Little KEVIN W. BROWN /s/ Kevin W. Brown Kevin W. Brown

SELLERS (cont.): THE MAUND FAMILY LTD PARTNERSHIP By: /s/ Doug Maund Doug Maund Trustee TRUSTEE OF THE JENNIFER LYNN MAUND 2008 TRUST By: /s/ Doug Maund Doug Maund Trustee TRUSTEE OF THE MEGAN MAUND HOUSER 08 TRUST By: /s/ Doug Maund Doug Maund Trustee TRUSTEE OF THE ERIK CHARLES MAUND 2008 TRUST By: /s/ Doug Maund Doug Maund Trustee [Signature Pages to Membership Interests Purchase Agreement]

SELLERS (cont.): SAN AMBROSIA INVESTMENTS, LTD. By: /s/ John A. Cardwell John A. Cardwell Manager CARDROTH EQUITY LLC By: /s/ John A. Cardwell John A. Cardwell Manager [Signature Pages to Membership Interests Purchase Agreement]

SELLERS (cont.): JOHN SAUDER /s/ John W. Sauder John Sauder TRUSTEE OF THE JOHN TRUST By: /s/ John W. Sauder /s/ Kerry Graham Name: John W. Sauder and Kerry Graham Title: Co-Trustees of the John Trust TRUSTEE OF THE J.W. SAUDER TRUST By: /s/ Kerry Graham Name: Kerry Graham Title: Sole Trustee PASSEL LTD By: /s/ John W. Sauder Name: John W. Sauder Title: President of John W. Sauder, Inc., General Partner [Signature Pages to Membership Interests Purchase Agreement]

SELLERS (cont.): TRUSTEE OF THE DOS RIOS TRUST By: /s/ Steve Presley Name: Steve Presley Title: Trustee JUSTIN WILLIAM LITTLE /s/ Justin William Little Justin William Little TRUSTEE OF THE JACEY LEE LITTLE TRUST By: /s/ Jacey Little Morris Name: Jacey Little Morris Title: Trustee [Signature Pages to Membership Interests Purchase Agreement]

SELLERS (cont.): JOHN WOLFE /s/ John Wolfe John Wolfe JOE LITTLE /s/ Joe Little Joe Little JWT RESOURCES I LTD. By: /s/ Joe Tippett Name: Joe Tippett Title: President TIPPETT FAMILY LIMITED PARTNERSHIP By: /s/ Joe Tippett Name: Joe Tippett Title: President [Signature Pages to Membership Interests Purchase Agreement]

SELLERS (cont.): LOOFA INVESTMENTS, LLC, a Texas Limited Liability Company By: /s/ Patrick Beathard Patrick Beathard Manager By: /s/ Thomas H. Daniel Thomas H. Daniel Manager [Signature Pages to Membership Interests Purchase Agreement]

SELLERS (cont.): SIX MOUNTAIN PARTNERS, LP By: Six Mountain Management, LLC Its: General Partner By: /s/ Thomas H. Daniel Name: Thomas H. Daniel Title: Manager DWDTHD LAND NO.1, LLC By: /s/ Thomas H. Daniel Name: Thomas H. Daniel Title: Manager, President [Signature Pages to Membership Interests Purchase Agreement]

SELLER REPRESENTATIVE: JOHN A. CARDWELL, solely in his capacity as the Seller Representative /s/ John A. Cardwell John A. Cardwell [Signature Pages to Membership Interests Purchase Agreement]

SPOUSAL CONSENT The undersigned, the spouse of Paul Little, does hereby consent to the execution and performance of this Agreement by Paul Little with respect to any community property interest that the undersigned may have in any property referred to in this Agreement. /s/ O’Kelley Little Name: O’Kelley Little [Signature Pages to Membership Interests Purchase Agreement]

SPOUSAL CONSENT The undersigned, the spouse of Kevin W. Brown, does hereby consent to the execution and performance of this Agreement by Kevin W. Brown with respect to any community property interest that the undersigned may have in any property referred to in this Agreement. /s/ Marie Brown Name: Marie Brown [Signature Pages to Membership Interests Purchase Agreement]

SPOUSAL CONSENT The undersigned, the spouse of John Sauder, does hereby consent to the execution and performance of this Agreement by John Sauder with respect to any community property interest that the undersigned may have in any property referred to in this Agreement. /s/ Cheryl Sauder Name: Cheryl Sauder [Signature Pages to Membership Interests Purchase Agreement]

SPOUSAL CONSENT The undersigned, the spouse of John Wolfe, does hereby consent to the execution and performance of this Agreement by John Wolfe with respect to any community property interest that the undersigned may have in any property referred to in this Agreement. /s/ Rita M. Wolfe Name: Rita M. Wolfe [Signature Pages to Membership Interests Purchase Agreement]

SPOUSAL CONSENT The undersigned, the spouse of Joe Little, does hereby consent to the execution and performance of this Agreement by Joe Little with respect to any community property interest that the undersigned may have in any property referred to in this Agreement. /s/ Carolyn Little Name: Carolyn Little [Signature Pages to Membership Interests Purchase Agreement]